                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_] Preliminary Proxy Statement           [_] CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
[X] Definitive Proxy Statement                RULE 14C-5(D)(2))

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12



                         ALLEGHENY LUDLUM CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2) or
    Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                          ALLEGHENY LUDLUM CORPORATION
                               1000 SIX PPG PLACE
                      PITTSBURGH, PENNSYLVANIA 15222-5479

                                   NOTICE OF
                      1996 ANNUAL MEETING OF SHAREHOLDERS
                              AND PROXY STATEMENT

                              FRIDAY, MAY 17, 1996
                           11:00 A.M. PITTSBURGH TIME
                        ROOM 1000 AUDITORIUM, 10TH FLOOR
                             TWO MELLON BANK CENTER
                             (UNION TRUST BUILDING)
                                435 FIFTH AVENUE
                            PITTSBURGH, PENNSYLVANIA

--------------------------------------------------------------------------------

TABLE OF CONTENTS                                                           PAGE

Letter from the Chairman of the Board......................................... 1
Notice of Annual Meeting of Shareholders...................................... 2
Proxy Statement............................................................... 3
     Election of Directors.................................................... 4
     Information About the Board of Directors................................. 8
     Security Ownership.......................................................11
     Approval of the Non-Employee Director Stock Compensation Plan............14
     Approval of the Amended Performance Share Plan...........................15
     Approval of the Amended Option Incentive Plan............................18
     Ratification of Selection of Independent Auditors........................20
     Other Business to Come Before the Meeting................................21
     Executive Compensation...................................................21
     Cumulative Total Shareholder Return......................................32
     Certain Transactions.....................................................33
     Financial Statements.....................................................34
     1997 Annual Meeting and Shareholder Proposals............................35
     Exhibit A--Non-Employee Director Stock Compensation Plan................A-1
     Exhibit B--Amended Performance Share Plan...............................B-1
     Exhibit C--Amended Option Incentive Plan................................C-1
--------------------------------------------------------------------------------

                               [RPS LETTERHEAD]

R. P. Simmons
Chairman of the Board

                                                                  March 20, 1996

Dear Shareholder:

     We are pleased to invite you to attend Allegheny Ludlum's 1996 Annual Meeting to be held on Friday, May 17, in Pittsburgh, Pennsylvania. The meeting will begin with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement followed by reports on Company operations. I urge you to attend.

     If you plan to attend the meeting, please complete and return the enclosed postage-paid ticket request card. An admission ticket, which will expedite your admission to the meeting, will be mailed to you prior to the meeting.

     Whether you own few or many shares and whether or not you plan to attend the meeting, it is important that you vote your shares. Please promptly read the Proxy Statement and then complete, sign and return your proxy card in the enclosed postage-paid envelope. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Directors' recommendations.

     We look forward to seeing as many of you as possible at the 1996 Annual Meeting.

                                          Sincerely,

                                          /s/ R. P. Simmons

                                          R. P. Simmons

                          ALLEGHENY LUDLUM CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 1996

                               ------------------

     The Annual Meeting of the Shareholders of Allegheny Ludlum Corporation will be held on Friday, May 17, 1996, at 11:00 A.M., Pittsburgh Time, at the Room 1000 Auditorium, 10th Floor, Two Mellon Bank Center (Union Trust Building), 435 Fifth Avenue, Pittsburgh, Pennsylvania, for the following purposes:

          1. To elect five Class III directors to serve for a term of three years.

          2. To approve the Non-Employee Director Stock Compensation Plan.

          3. To approve the amended and restated Performance Share Plan.

          4. To approve the amended and restated Stock Option Incentive Plan.

          5. To ratify the selection of Ernst & Young LLP as independent auditors of the Company for fiscal year 1996.

          6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on March 6, 1996 are entitled to notice of and to vote at the meeting or any adjournment thereof.

                                           By order of the Board of Directors

                                                 /s/ Jon D. Walton

                                                   JON D. WALTON
                                            Vice President-General Counsel
                                                    and Secretary

Dated: March 20, 1996

YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THE RETURN OF THE ENCLOSED PROXY CARD WILL NOT AFFECT YOUR RIGHT TO REVOKE SUCH PROXY OR TO VOTE IN PERSON SHOULD YOU ATTEND THE MEETING.

                          ALLEGHENY LUDLUM CORPORATION
                               1000 SIX PPG PLACE
                           PITTSBURGH, PA 15222-5479

                                PROXY STATEMENT

     This Proxy Statement and the accompanying proxy card are being mailed beginning on or about March 20, 1996 to shareholders in connection with the solicitation of proxies by the Board of Directors of Allegheny Ludlum Corporation (the "Company") for use at the 1996 Annual Meeting of Shareholders to be held on May 17, 1996.

     Shareholders whose names appeared of record on the books of the Company at the close of business on March 6, 1996 are entitled to notice of and to vote at the meeting. On the record date for the meeting, there were 66,241,891 shares of Common Stock of the Company outstanding and entitled to vote. Each share of Common Stock is entitled to one vote per share on each matter properly brought before the meeting. Shares can be voted at the meeting only if the shareholder is present in person or is represented by proxy.

     When your proxy card is returned properly signed, the shares represented will be counted for quorum purposes and will be voted in accordance with your instructions. You can specify your choices by marking the appropriate boxes on the proxy card. Unless contrary instructions are indicated on your proxy card, the shares will be voted as recommended by the Board of Directors. You may revoke your proxy, by written notice to the Corporate Secretary of the Company, at any time before it is voted at the meeting.

     Your vote is important; therefore, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may still vote by ballot at the meeting which will automatically cancel any proxy voting authority previously given. If you are planning to attend the meeting in person, please complete and return the enclosed postage-paid ticket request card promptly so that we can mail your admission ticket. Shareholders without admission tickets will be admitted upon verification of ownership.

     Proxy cards, ballots and voting tabulations that identify individual shareholders are normally available for examination only by the Judge of Election, the Corporate Secretary and certain employees associated with processing proxy cards and tabulating the vote. The Company does not disclose the vote of any shareholder except as may be necessary to meet legal requirements.

     The trustee of Allegheny Ludlum's Retirement Savings Plan, the Savings and Security Plan of the Company's Tubular Products Division, the Savings and Security Plan of the Company's Special Materials Division and the Personal Retirement Account Plan has the sole right to exercise all rights relating to Common Stock held for participants in such Plans. Participants have the right, however, to direct the trustee as to the manner in which voting and other rights will be exercised with respect to the full number of shares of Common Stock allocated to their accounts and shown on the voting instruction cards which they will receive from the Plan Administrator. The trustee will vote shares for which no participant instructions are received in the same proportion as shares for which participant instructions have been received. The trustee will exercise its sole discretion in voting or not voting fractional shares.

     If a shareholder is a participant in the Company's Automatic Dividend Reinvestment Service for Shareholders, the proxy card represents authority to vote the number of full shares in the participant's dividend reinvestment service account on the record date, as well as shares registered in the participant's name.

     The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made primarily by mail or by facsimile, but employees of the Company may solicit proxies personally or by telephone.

     Brokers, banks and other nominee holders will be requested to obtain voting instructions of beneficial owners of stock registered in their names. Shares represented by a duly completed proxy card submitted by a nominee holder on behalf of beneficial owners will be counted for quorum purposes, and will be voted to the extent instructed by the nominee holder on the proxy card. The rules applicable to a nominee holder may preclude it from voting the shares that it holds on certain kinds of proposals (sometimes referred to as "broker non-votes") unless it receives voting instructions from the beneficial owners of the shares. If a nominee holder fails to vote a beneficial owner's shares on a particular proposal, the shares will not be counted as having been voted for or against the proposal.

     The Company's fiscal year ends on the Sunday nearest to December 31 in each year. References in this Proxy Statement to fiscal years 1995, 1994 and 1993 mean, respectively, the fiscal years ended December 31, 1995, January 1, 1995, and January 2, 1994.

                             ELECTION OF DIRECTORS
                             (ITEM A ON PROXY CARD)

     The business and affairs of the Company are managed under the direction of the Board of Directors as provided in the By-Laws of the Company and the laws of the Commonwealth of Pennsylvania. The Board is not, however, involved in day-to-day operating details. Members of the Board are kept informed of the Company's business through discussions with the Chairman of the Board, the Vice Chairman of the Board, the President and Chief Executive Officer, other members of senior management and the other officers and managers of the Company, by reviewing analyses and reports sent to them, and by participating in Board and committee meetings. In fiscal year 1995, regular meetings of the Board were held seven times. Special meetings are scheduled when required; none were held in 1995. In 1995, the directors' attendance at meetings of the Board and its committees was 100 percent.

     Under the By-Laws of the Company, the Board has the power to fix the number of directors and to fill vacancies from time to time by resolution, but there may not be fewer than three directors. No person may serve as a director of the Company after attaining seventy-one years of age, but a director who becomes seventy-one years of age may complete the term for which such director was elected before attaining that age. The Board of Directors currently consists of fourteen members, two of whom are employees of the Company.

     Pursuant to the Company's Restated Articles of Incorporation, the members of the Board of Directors are divided into three classes. Each class is to consist, as nearly as may be possible, of one-third of the whole number of the Board. The term of the Class III directors expires at the 1996 Annual Meeting of Shareholders. The terms of the Class I and Class II directors will expire at the 1997 and 1998 Annual Meetings of Shareholders, respectively. At each Annual Meeting the directors elected to succeed those whose terms expire are identified as being of the same class as the directors they succeed and are elected for a term to expire at the third Annual Meeting of Shareholders after their election and until their successors are duly elected and qualified. A director elected to fill a vacancy is elected to the same class as the director such person succeeds, and a director elected to fill a newly created directorship holds office until the next election of the class to which such director is elected.

     The five incumbent Class III directors are nominees for election this year for a three-year term expiring at the 1999 Annual Meeting. In the election, the five persons who receive the highest number of votes actually cast will be elected. Broker non-votes will not be treated as votes cast. The proxies named in the proxy card intend to vote for the election of the five Class III nominees listed below unless otherwise instructed. If you do not wish your shares to be voted for a particular nominee, you must identify the exception in the appropriate space provided on the proxy card, in which event your shares will be voted for the other listed nominees. If any nominee becomes unable to serve, the proxies may vote for another person designated by the Board of Directors or the Board may reduce the number of directors. The Company has no reason to believe that any nominee will be unable to serve.

     Shareholders may vote cumulatively in the election of directors, meaning that every shareholder has the right to multiply the number of votes to which the shareholder is entitled by the total number of directors to be elected and to cast the whole number of such votes for one nominee or distribute them among any two or more nominees. The persons named in the proxy cards will allocate the cumulated votes represented by the proxy cards in the manner they deem proper in their best judgment. A shareholder wishing to allocate such shareholder's vote in a particular manner must be present at the meeting and vote by ballot.

     The incumbent directors have high level executive or professional experience in a wide variety of businesses or professions. A brief statement of the background of each nominee and each continuing Class I and Class II director, including their principal occupations during the past five years, is given on the following pages.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE FIVE CLASS III NOMINEES.

                    NOMINEES FOR DIRECTOR--TERM EXPIRES 1999
                                   CLASS III

ROBERT P. BOZZONE                                 Robert P. Bozzone has been Vice Chairman of the Company
Vice Chairman of the Board                        since August 1994. Previously, he served as President and
  of the Company                                  Chief Executive Officer of the Company. Mr. Bozzone is a
Director since 1981                               member of the Executive Committee and of the Committee on
Age: 62                                           Governance. He is also a director of DQE Inc., whose
                                                  principal subsidiary is Duquesne Light Company, an electric utility.

C. FRED FETTEROLF                                 C. Fred Fetterolf was President and Chief Operating Officer
Former President and Chief Operating              of Aluminum Company of America prior to 1991. Mr. Fetterolf
  Officer, Aluminum Company of                    is a member of the Executive Committee, of the Audit and
  America                                         Finance Committee and of the Personnel and Compensation
Director since 1987                               Committee. He is also a director of CasTech Aluminum Group,
Age: 67                                           Dentsply International, Inc., Mellon Bank Corporation, Union
                                                  Carbide Corporation, Praxair, Inc., Quaker State Corporation
                                                  and Urethane Technologies.

ANNE POL                                          Anne Pol has been President, Shipping and Weighing Systems
President, Shipping and Weighing Systems          Division, of Pitney Bowes Inc., a provider of products and
  Division, Pitney Bowes Inc.                     services which manage the movement of messages and packages
Director since 1995                               through networks, since August 1993. From December 1991 to
Age: 48                                           July 1993, she was Vice President, New Product Development,
                                                  and prior to December 1991, she was Vice President,
                                                  Manufacturing Operations, of Pitney Bowes. Mrs. Pol is a
                                                  member of the Audit and Finance Committee and of the
                                                  Technology and Information Systems Committee. She is also a director of UGI Corporation and Arrow Electronics Inc.

RICHARD P. SIMMONS                                Richard P. Simmons is Chairman of the Board of the Company.
Chairman of the Board of the Company              He was also Chief Executive Officer of the Company until
Director since 1980                               1990. Mr. Simmons is Chairman of the Executive Committee and
Age: 64                                           a member of the Committee on Governance. He is also a
                                                  director of PNC Bank Corp. and Consolidated Natural Gas Co.

STEVEN C. WHEELWRIGHT                             Steven C. Wheelwright is a Professor of Business
Professor of Business Administration,             Administration at the Harvard University Graduate School of
  Harvard University                              Business Administration. Mr. Wheelwright is a member of the
Director since 1988                               Technology and Information Systems Committee and of the
Age: 52                                           Committee on Governance. He is also a director of TJ
                                                  International Corporation and Quantum Corporation.

                    CONTINUING DIRECTORS--TERM EXPIRES 1997
                                    CLASS I

ARTHUR H. ARONSON                                 Arthur H. Aronson has been President and Chief Executive
President and Chief Executive                     Officer of the Company since August 1994. Previously, he
  Officer of the Company                          served as Executive Vice President and Chief Operating
Director since 1990                               Officer of the Company. Mr. Aronson is a member of the
Age: 60                                           Executive Committee. He is also a director of Cooper Tire &
                                                  Rubber Company.

W. CRAIG MCCLELLAND                               W. Craig McClelland has been Chairman and Chief Executive
Chairman and Chief Executive Officer,             Officer of Union Camp Corporation, a manufacturer of paper
  Union Camp Corporation                          products, since July 1994. Prior to that time, he served as
Director since 1987                               President and Chief Operating Officer of Union Camp. Mr.
Age: 61                                           McClelland is Chairman of the Committee on Governance and a
                                                  member of the Personnel and Compensation Committee. He is
                                                  also a director of Union Camp Corporation and PNC Bank Corp.

RICHARD K. PITLER                                 Richard K. Pitler performs private consulting work. At his
Former Senior Vice President and                  retirement in 1986, Dr. Pitler was Senior Vice President and
  Technical Director of the Company               Technical Director of the Company. He is Chairman of the
Director since 1981                               Technology and Information Systems Committee.
Age: 68

JAMES E. ROHR                                     James E. Rohr has been President of PNC Bank Corp. since
President,                                        1992. He also serves as President and Chief Executive
  PNC Bank Corp.                                  Officer of its Pennsylvania bank, PNC Bank, National
Director since 1988                               Association. Previously, Mr. Rohr held other executive
Age: 47                                           positions with the bank and the holding company. Mr. Rohr is a member of the Audit and Finance Committee and of the
                                                  Committee on Governance. He is also a director of PNC Bank
                                                  Corp. and Sallie Mae (Student Loan Marketing Association).

GEORGE W. TIPPINS                                 George W. Tippins is Chairman of Tippins Incorporated, a
Chairman,                                         privately owned company engaged primarily in the design,
  Tippins Incorporated                            engineering and construction of rolling mills for the steel
Director since 1980                               industry. Mr. Tippins is a member of the Technology and
Age: 70                                           Information Systems Committee.

                    CONTINUING DIRECTORS--TERM EXPIRES 1998
                                    CLASS II

PAUL S. BRENTLINGER                               Paul S. Brentlinger is a Partner in Morgenthaler Ventures, a
Partner,                                          venture capital group headquartered in Cleveland, Ohio. Mr.
  Morgenthaler Ventures                           Brentlinger is Chairman of the Audit and Finance Committee
Director since 1987                               and a member of the Technology and Information Systems
Age: 68                                           Committee. He is also a director of Ferro Corporation.

THOMAS MARSHALL                                   Thomas Marshall has been Vice Chairman of Dynamet, Inc., a
Vice Chairman,                                    privately owned company engaged in the manufacture of
  Dynamet, Inc.                                   titanium, superalloy products, machine components and die
Director since 1988                               forgings, since January 1995. He was Chairman of Aristech
Age: 67                                           Chemical Corporation, a privately owned company engaged
                                                  primarily in the manufacture of chemical and polymer
                                                  products, prior to April 1995. He also served as Chief
                                                  Executive Officer of Aristech until October 1994. Mr.
                                                  Marshall is a member of the Executive Committee, of the
                                                  Audit and Finance Committee and of the Personnel and
                                                  Compensation Committee. He is also a director of PNC Bank
                                                  Corp.

JAMES L. MURDY                                    James L. Murdy is Senior Vice President-Finance and Chief
Senior Vice President-Finance and                 Financial Officer of the Company. Mr. Murdy is also a
  Chief Financial Officer of the Company          director of United Meridian Corporation.
Director since 1988
Age: 57

CHARLES J. QUEENAN, JR.                           Charles J. Queenan, Jr. is Senior Counsel of Kirkpatrick &
Senior Counsel,                                   Lockhart LLP, outside attorneys for the Company. Prior to
  Kirkpatrick & Lockhart LLP                      January 1996, he was a partner in that firm. Mr. Queenan is
Director since 1980                               Chairman of the Personnel and Compensation Committee and a
Age: 65                                           member of the Executive Committee and of the Committee on
                                                  Governance. He is also a director of Crane Co., Fansteel,
                                                  Inc. and Medusa Corporation.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has established five standing committees: the Executive Committee, the Audit and Finance Committee, the Committee on Governance, the Personnel and Compensation Committee, and the Technology and Information Systems Committee.

     EXECUTIVE COMMITTEE

     The Executive Committee has broad powers to act on behalf of the full Board of Directors, subject to certain limitations set forth in the By-Laws. In practice, the Executive Committee acts when emergency issues or scheduling problems make it difficult to convene a meeting of all directors and on specific matters referred to the Committee by the Board of Directors. All actions taken must be reported at the Board's next meeting. The Executive Committee acted three times during fiscal year 1995. The members of the Executive Committee are Richard P. Simmons, Chairman of the Committee, Arthur H. Aronson, Robert P. Bozzone, C. Fred Fetterolf, Thomas Marshall and Charles J. Queenan, Jr.

     AUDIT AND FINANCE COMMITTEE

     The Audit and Finance Committee is comprised of five directors, none of whom is an officer or employee of the Company.

     Among its principal audit functions, the Committee:

      . Recommends to the Board of Directors the appointment of the independent accountants for the coming year.

      . Reviews the scope, general extent and proposed fees of the annual audit plan and other activities of the independent accountants and the audit plan of the internal auditors.

      . Reviews with management and the independent accountants, upon completion of the annual audit, the financial statements and related reports for their adequacy and compliance with generally accepted accounting, reporting and disclosure principles.

       . Evaluates the effectiveness of the Company's internal and external audit efforts, accounting and financial controls, policies and procedures and business ethics policies and practices through a review of reports by, and at regular meetings with, the internal and external auditors and with management, as appropriate.

     Among its principal finance functions, the Committee:

       . Reviews and evaluates proposed bank credit agreements and other major financial proposals.

       . Reviews and evaluates Company relationships with banks and other financial institutions.

       . Reviews and makes recommendations to the Board of Directors concerning policies with respect to dividends, capital structure and authorized stock.

     The independent auditors have full and free access to the Committee and meet with it, with or without management being present, to discuss all appropriate matters. The present members of the Audit and Finance Committee are Paul S. Brentlinger, Chairman of the Committee, C. Fred Fetterolf, Thomas Marshall, Anne Pol and James E. Rohr. The Committee met three times in fiscal year 1995.

     COMMITTEE ON GOVERNANCE

     In 1995, the Board of Directors established a new Committee on Governance. The Committee is comprised of W. Craig McClelland, Chairman of the Committee, Robert P. Bozzone, Charles J. Queenan, Jr., James E. Rohr, Richard P. Simmons and Steven C. Wheelwright. None of the Committee members are current employees of the Company. The Committee held its initial meeting during 1995.

     The principal responsibilities and functions of the Committee are to:

       . Make recommendations to the Board of Directors with respect to candidates for nomination as new Board members and with respect to incumbent directors for nomination as continuing Board members.

       . Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees.

       . Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees.

       . Administer the Company's formal compensation programs for directors, including the Director Share Incentive Plan.

       . Make recommendations to the Board of Directors concerning the composition, organization and operations of the Board of Directors, including the orientation of new members and the flow of information.

       . Evaluate Board tenure policies as well as policies covering the retirement or resignation of incumbent directors.

Recommendations by shareholders of potential director nominees may be directed to the Committee on Governance, in care of the Corporate Secretary of the Company, at the Company address located on the first page of this Proxy Statement.

     PERSONNEL AND COMPENSATION COMMITTEE

     The Personnel and Compensation Committee is comprised of Charles J. Queenan, Jr., Chairman of the Committee, C. Fred Fetterolf, Thomas Marshall and
W. Craig McClelland, none of whom is an officer or employee of the Company. See the "Board Compensation Committee Report on Executive Compensation" at page 21. The Committee held five meetings during fiscal year 1995.

     Among its principal duties, the Committee:

       . Makes recommendations to the Board of Directors concerning general executive management organization matters.

       . Makes recommendations to the Board of Directors concerning compensation and benefits for employees who are also directors of the Company, consults with the Chief Executive Officer on compensation and benefit matters relating to other executive officers, and makes recommendations to the Board of Directors concerning compensation policies and procedures relating to executive officers generally.

       . Makes recommendations to the Board concerning policy matters relating to employee benefits and employee benefit plans.

       . Administers the Company's formal incentive compensation plans, including the Performance Share Plan for Key Employees, the 1987 Stock Option Incentive Plan, and the Stock Acquisition and Retention Plan.

     TECHNOLOGY AND INFORMATION SYSTEMS COMMITTEE

     The Technology and Information Systems Committee is comprised of Richard K. Pitler, Chairman of the Committee, Paul S. Brentlinger, Anne Pol, George W. Tippins and Steven C. Wheelwright. It is concerned with the impact of technologies and information systems which do or could materially affect the success of the Company. The Committee is also responsible for assessing the technical and information systems capabilities of the Company and making recommendations to the Board of Directors concerning priorities, asset deployment or other matters relevant to the technical activities and information systems of the Company. The Committee also participates, along with other members of the Lounsberry Award Committee, in the selection of recipients of the Frank B. Lounsberry Award, which recognizes extraordinary achievements of employees in advancing the technological base of the Company relative to its strategic goals. The Committee held two meetings in fiscal year 1995.

COMPENSATION OF DIRECTORS

     Directors who are not employees of the Company are paid an annual fee of $22,000, $1,000 for attendance at each meeting of the Board of Directors and $1,000 for attendance at each meeting of a committee of the Board on which they serve. In addition, each non-employee chairman of a committee is paid an annual fee of $2,000. Directors who are employees of the Company do not receive any compensation for their service on the Board or its committees. At the Annual Meeting, shareholders will vote on a proposal to approve the 1996 Non-Employee Director Stock Compensation Plan which provides that a portion of each non-employee director's annual fee shall be paid in Company Common Stock (see page 14).

     Each non-employee director also participates automatically in the Director Share Incentive Plan (the "Incentive Plan"). The Incentive Plan is intended as an incentive to encourage such directors to increase their stock ownership and proprietary interest in the Company and to continue as directors of the Company, as well as to attract individuals of outstanding ability to serve as non-employee directors of the Company. Under the Incentive Plan, on the first business day of each calendar year, each non-employee director becomes entitled to receive a number of shares of Common Stock (rounded to the nearest whole share) with a fair market value on such date equal to $5,000. Pursuant to this Plan, on January 3, 1995, each non-employee director received 268 shares of Common Stock.

     In order to continue to attract and retain outside directors of exceptional ability, the Company maintains a Fee Continuation Plan for Non-Employee Directors (the "Fee Continuation Plan"). Under the Fee Continuation Plan, benefits will be payable to a person who serves as a non-employee director for a period of five years or more and who retires from service as a director because of the age limitation established by the Company's By-Laws or because of death, disability or other circumstances specified in the Plan. The benefit will be an amount equal to the annual fee for directors in effect immediately prior to the participant's cessation of service as a director and will continue at the rate of one year of benefit for each year of the participant's credited service as a director (as defined in the Fee Continuation Plan) up to a maximum of ten years.

     Prior to August 1995, Mr. Bozzone provided consulting services to the Company as described on page 34.

                               SECURITY OWNERSHIP

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information regarding the beneficial ownership of the Company's Common Stock by each person known to the Company to beneficially own more than five percent of the outstanding Common Stock of the Company as of March 6, 1996:


         NAME AND ADDRESS OF                AMOUNT AND NATURE      PERCENT OF
          BENEFICIAL OWNER              OF BENEFICIAL OWNERSHIP       CLASS
         -------------------            -----------------------    ----------
Mr. and Mrs. Richard P. Simmons                16,306,897(a)(b)      24.6%
1000 Six PPG Place
Pittsburgh, PA 15222

Robert P. Bozzone                               5,269,244(a)(c)       8.0
1000 Six PPG Place
Pittsburgh, PA 15222

J.P. Morgan & Co., Incorporated                12,818,036(d)         19.4
60 Wall Street
New York, NY 10260

Pioneering Management Corporation               6,942,300(e)         10.5
60 State Street
Boston, MA 02109-1820

(a) Includes shares held by the trustee under the Retirement Savings Plan (described on page 28) for the account of the named person as of December 31, 1995.

(b) Mr. and Mrs. Simmons own 16,248,785 shares jointly. Mr. Simmons has the sole power to direct the voting of the jointly-owned shares, and Mr. and Mrs. Simmons share the power to direct the disposition of such shares. In addition, Mr. Simmons owns 14,000 shares; Mrs. Simmons disclaims any beneficial ownership of such shares. Mrs. Simmons also owns 15,000 shares; Mr. Simmons disclaims any beneficial ownership of such shares. Does not include 140,500 shares owned by the R.P. Simmons Family Foundation. Mr. and Mrs. Simmons disclaim any beneficial ownership of such shares.

(c) Does not include 240,000 shares owned by Mrs. Robert P. Bozzone and 143,700 shares owned by the Bozzone Family Foundation. Mr. Bozzone disclaims any beneficial ownership of such shares.

(d) J.P. Morgan & Co., Incorporated has filed an amended Schedule 13G under the Securities Exchange Act of 1934, as amended, dated December 29, 1995, stating that as of that date it held sole voting power with respect to 8,367,118 shares of Common Stock, shared voting power with respect to 177,680 shares of Common Stock, sole dispositive power with respect to 12,413,156 shares of Common Stock and shared dispositive power with respect to 307,330 shares of Common Stock and that the Schedule includes 273,466 shares where there is a right to acquire.

(e) Pioneering Management Corporation has filed an amended Schedule 13G under the Securities Exchange Act of 1934, as amended, dated January 26, 1996, stating that as of such date, it held sole voting power with respect to 6,942,300 shares, sole dispositive power with respect to 306,000 shares and shared dispositive power with respect to 6,636,300 shares of Common Stock.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table shows the number of shares of Common Stock of the Company reported to the Company as of March 6, 1996 as being beneficially owned by each nominee for director, each continuing director, each executive officer listed in the Summary Compensation Table on page 27, and all of such persons and the other executive officers of the Company as a group:


                          AMOUNT AND NATURE           PERCENT OF
       NAME            OF BENEFICIAL OWNERSHIP          CLASS
       ----            -----------------------        ----------
Arthur H. Aronson            102,329(2)(3)                  *
Robert P. Bozzone          5,269,244(4)                  8.0%
Paul S. Brentlinger            5,974(5)                     *
C. Fred Fetterolf              2,642(6)                     *
Thomas Marshall                8,222                        *
W. Craig McClelland            3,974(7)                     *
James L. Murdy                41,438(3)(8)                  *
Richard K. Pitler              3,974(7)                     *
Anne Pol                         667                        *
Charles J. Queenan, Jr.      685,324(7)(9)               1.0%
James E. Rohr                  4,619                        *
Robert W. Rutherford          65,678(3)(7) 10)              *
Jack W. Shilling              48,452(3)(11)                 *
Richard P. Simmons        16,291,897(12)                24.6%
George W. Tippins             30,974(7)                     *
Harry R. Wagner               71,035(3)(13)                 *
Steven C. Wheelwright          3,474(7)                     *

                                   AMOUNT AND NATURE           PERCENT OF
       NAME                     OF BENEFICIAL OWNERSHIP(1)        CLASS
       ----                     -----------------------        ----------
All directors and executive        23,002,049(3)(7) (14)         34.7%
  officers as a group
  (24 persons)

*Less than one percent of the outstanding shares.

(1) Each person has sole voting and investment power with respect to the shares listed, unless otherwise indicated.

(2) Does not include 13,500 shares owned by Mrs. Arthur H. Aronson. Mr. Aronson disclaims any beneficial ownership of such shares. Includes 63,000 shares which may be acquired within 60 days pursuant to a stock option plan.

(3) Includes shares held by the trustee under the Retirement Savings Plan (described on page 28) for the account of the named person as of December 31, 1995.

(4)  See notes (a) and (c) on pages 11 and 12.

(5) Does not include 200 shares owned by Mrs. Paul S. Brentlinger. Mr. Brentlinger disclaims any beneficial ownership of such shares.

(6) Does not include 2,600 shares owned by the Fetterolf Family Foundation. Mr. Fetterolf disclaims any beneficial ownership of such shares.

(7)  Includes shares held jointly.

(8) Does not include shares to be purchased by or granted to Mr. Murdy under the Allegheny Ludlum Corporation Stock Acquisition and Retention Plan ("SARP"). In January 1996, Mr. Murdy made an irrevocable election under the SARP to purchase shares of Common Stock with a value as of the applicable purchase date (as defined in the SARP) of $238,000. Mr. Murdy's election will become effective at the end of the first window period (as defined in the SARP) that occurs six months after the date of such election. One restricted share of Common Stock will be granted for each two shares of Common Stock purchased by Mr. Murdy under the SARP.

(9) Does not include 54,100 shares owned by Mrs. Charles J. Queenan, Jr. Mr. Queenan disclaims any beneficial ownership of such shares.

(10) Includes 25,200 shares which may be acquired within 60 days pursuant to a stock option plan.

(11) Includes 18,525 shares which may be acquired within 60 days pursuant to a stock option plan.

(12) See notes (a) and (b) on page 11.

(13) Includes 28,800 shares which may be acquired within 60 days pursuant to a stock option plan.

(14) Includes an aggregate of 285,443 shares which may be acquired within 60 days pursuant to a stock option plan. Does not include an aggregate of 332,800 shares with respect to which beneficial ownership is disclaimed or shares that executive officers have irrevocably elected to purchase under the SARP or shares to be granted to executive officers under the SARP as a result of such purchases or as a result of irrevocable designations of stock under the SARP.

                            PROPOSAL TO APPROVE THE
                 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN
                             (ITEM B ON PROXY CARD)

     The Board of Directors has adopted the Allegheny Ludlum Corporation 1996 Non-Employee Director Stock Compensation Plan (the "Director Stock Compensation Plan"), subject to approval by the shareholders.

     In brief, if the Director Stock Compensation Plan is approved, non-employee directors will receive part of their annual fees in the form of shares of Company Common Stock rather than in the form of cash, and each of them will be able to elect to receive the entire amount of such fee in the form of shares of Common Stock instead of cash. (Directors who are employees of the Company do not receive any compensation for their service on the Board or its committees.)

     The following is a summary of the principal provisions of the Director Stock Compensation Plan. The full text of the Director Stock Compensation Plan is attached hereto as Exhibit A and should be referred to for a complete description of its provisions.

     Purpose and Administration. The purpose of the Director Stock Compensation Plan is to promote the interests of the Company and its shareholders by attracting, retaining and providing an incentive to directors who are not employees of the Company or its affiliates (the "Non-Employee Directors") through the acquisition of a proprietary interest in the Company and an increased personal interest in its continued successful performance and progress.

     A maximum of 250,000 shares of the Company's Common Stock may be issued to Non-Employee Directors under the Director Stock Compensation Plan. Only Non-Employee Directors of the Company are eligible to participate in the Director Stock Compensation Plan.

     The Director Compensation Stock Plan will be administered by the Board of Directors.

     Plan Provisions. If the Director Compensation Stock Plan is approved by the Company's shareholders, each Non-Employee Director will automatically receive on each Quarterly Payment Date (as defined in the Director Stock Compensation
Plan), beginning in July 1996, a number of shares of Common Stock of the Company with a Fair Market Value (as defined in the Director Stock Compensation Plan) equal to one-fourth of the portion of the annual fee that would otherwise be payable by the Company to a Non-Employee Director as of such Quarterly Payment Date. In addition, each Non-Employee Director may elect, on an annual basis, to have up to 100% of the amount of such director's annual fee paid in shares of Company Common Stock, rather than in cash. If such an election is made, the number of shares transferred on each Quarterly Payment Date to a Non-Employee Director shall be determined by dividing the amount of the annual fee specified by such Non-Employee Director by the Fair Market Value of the Common Stock on such Quarterly Payment Date. Under the Director Stock Compensation Plan, the term "Quarterly Payment Date" means each of the quarterly dates on which the annual fee payable to Non-Employee Directors is paid by the Company. "Fair Market Value" under the Director Stock Compensation Plan means, on any given date, the average of the high and low trading prices of the Common Stock of the Company on such date as reported on the New York Stock Exchange.

     The Board of Directors may at any time amend or terminate the Director Stock Compensation Plan without the consent of the shareholders, except that no amendment may be made, without the affirmative approval of the shareholders, which would increase the number of shares available for issuance under the Director Stock Compensation Plan or which would require shareholder approval for certain exemptions to be available under the rules of the Securities and Exchange Commission.

     If the Director Stock Compensation Plan is approved by the shareholders, in July 1996 and during each fiscal quarter thereafter, each of the twelve Non-Employee Directors will automatically receive shares in lieu of one-fourth of the quarterly payment of the annual fee. The annual fee is currently $22,000. For example, assuming a Fair Market Value of $20 per share, each such director would receive 68 shares of Company Common Stock each fiscal quarter in lieu of a cash payment of $1,360. If a Non-Employee Director elected to receive all of the quarterly payment of such director's annual fee in shares of Company Common Stock, and assuming a Fair Market Value of $20 per share, each such director would receive 275 shares of Company Common Stock in lieu of a cash payment of $5,500.

     Effective Date and Term of the Director Stock Compensation Plan. The Director Stock Compensation Plan will become effective on May 17, 1996 if approved at the Annual Meeting. It will terminate without further action on May 17, 2006 or, if earlier, on the first date on which no shares of Common Stock remain available for issuance under the Director Stock Compensation Plan.

     Vote by Shareholders. The Director Stock Compensation Plan will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the Director Stock Compensation Plan. Broker non-votes will be treated as shares that are not entitled to vote for this purpose. Unless otherwise directed in the proxy card, the persons named in the proxy card will vote for the proposal to approve the Director Stock Compensation Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                     THE DIRECTOR STOCK COMPENSATION PLAN.

                            PROPOSAL TO APPROVE THE
                         AMENDED PERFORMANCE SHARE PLAN
                             (ITEM C ON PROXY CARD)

     The Board of Directors has amended and restated the Performance Share Plan for Key Employees of Allegheny Ludlum Corporation and Subsidiaries (the "Amended Performance Share Plan"), subject to approval by the shareholders.

     The following is a summary of the principal provisions of the Amended Performance Share Plan. The full text of the Amended Performance Share Plan is attached hereto as Exhibit B and should be referred to for a complete description of its provisions.

     Background. The original Performance Share Plan was adopted and approved by the Company's shareholders in March 1987. The original Plan had a term of approximately ten years and will expire January 1, 1997. As of March 14, 1996, no shares of Common Stock remain available for issuance under the Performance Share Plan except for the shares that have been set aside for possible issuance in connection with the award made under the Plan for the 1995-1996 Award Period.

     The Board of Directors believes that it is in the best interests of the Company and its shareholders to extend the term of the Performance Share Plan for an additional ten years and to authorize additional shares of Company Common Stock for issuance under the Plan. The Amended Performance Share Plan also contains provisions intended to permit the Company to qualify for a Federal tax deduction for awards thereunder.

     Purpose and Administration. The Amended Performance Share Plan is intended to provide the Company's executive officers and other key employees who are responsible to a material extent for the profitability and continued growth of the Company with awards of cash and/or shares of Company Common Stock as an incentive to achieve long-term corporate objectives. The extent to which awards are received by participants depends on whether corporate objectives are achieved during a particular award period; awards are paid in installments over a three year payment schedule following the award period.

     Under the Amended Performance Share Plan, the number of shares reserved for issuance under the Plan would be increased from 900,000 to 2,250,000 shares. If the Amended Performance Share Plan is approved, up to 49,141 shares of the additional shares reserved for issuance under the Plan will be available for payment of the award made to key employees of the Company in 1994 for the 1995-1996 award period.

     The Amended Performance Share Plan will be administered by the Personnel and Compensation Committee of the Board of Directors (the "Committee"). All determinations necessary for the implementation and administration of the Amended Performance Share Plan will be made by the Committee.

     Plan Provisions. Under the Amended Performance Share Plan, the Committee determines at the beginning of, or prior to, each fiscal year whether an award period should be established. If an award period is established, the Committee determines which employees, in addition to the executive officers of the Company, are key employees who are eligible to participate in the Plan and determines the financial objectives of the Company to be achieved during the award period. In prior years, the awards made under the Plan have been based on the achievement by the Company of specified levels of operating income during the applicable award period.

     The Committee selects the key employees to be awarded units under the Plan and the number of units to be awarded to any participating key employee. Approximately 50 employees are presently eligible to receive awards under the Performance Share Plan. Directors who are not also employees of the Company are not eligible to participate in the Amended Performance Share Plan. The Committee has the authority to prescribe limitations, restrictions and conditions upon any award.

     Units may be denominated by an amount of cash, a number of shares of Company Common Stock or a combination of cash and shares of Common Stock. The grant of units is evidenced by a written agreement between the participant and the Company. Units awarded under the Plan are nonassignable except by will or by the laws of descent and distribution. In the event a participant retires with the consent of the Chief Executive Officer (or, in the case the participant is the Chief Executive Officer, with the consent of the Committee), dies or is disabled after the close of an award period, any unpaid installments are to be paid to the participant or his estate in due course as if he had remained an employee. If a participant's employment with the Company is terminated for any reason other than those stated in the immediately preceding sentence, any nonvested awards and any unpaid installments with respect to that award period are to be forfeited.

     Certain provisions are included in the Amended Performance Share Plan to permit the Company to qualify for a Federal tax deduction for awards to each person who is a "named executive officer" covered by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), which includes the Chief Executive Officer and the other four most highly compensated executive officers (the "Covered Employees"). For example, the Amended Performance Share Plan provides that the performance goals established by the Committee for an award period shall meet the requirements of an objective formula under the Code unless the Committee determines otherwise. In addition, the Amended Performance Share Plan provides that the maximum award payable to a Covered Employee with respect to any award period shall not exceed 100,000 shares of Company Common Stock and more than $500,000 in cash.

     The Board of Directors may at any time amend or terminate the Amended Performance Share Plan without the consent of the shareholders, except that no amendment may be made, without the affirmative approval of the shareholders, which would increase the number of shares available for issuance under the Amended Performance

Share Plan, which would extend the term of the Plan or which would extend the period during which units may be granted under the Plan.

     Plan Benefits. With respect to the 1995-1996 Award Period, a total of 76,000 units have been awarded to a total of 45 key employees of the Company, including 40,500 units which were awarded to 12 executive officers. The base value of each unit consists of $50 in cash and four shares of Company Common Stock.

     If the Amended Performance Share Plan is approved by the shareholders, of the 1,350,000 additional shares of Company Common Stock reserved for issuance under the Plan, the maximum number of shares issuable with respect to the 1995-1996 Award Period if the maximum award payable for such Award Period is earned is as follows:

              NAME AND POSITION                  MAXIMUM NUMBER OF SHARES
              -----------------                  ------------------------
      Arthur H. Aronson                             up to 3,362 shares
      President and Chief Executive Officer

      James L. Murdy                                up to 2,716 shares
      Senior Vice President-Finance
        and Chief Financial Officer

      Robert W. Rutherford                          up to 2,457 shares
      Senior Vice President-Commercial

      Harry R. Wagner                               up to 2,457 shares
      Senior Vice President-Operations

      Jack W. Shilling                              up to 2,457 shares
      Senior Vice President-Technical

      Executive Group                               up to 26,186 shares

      Non-Executive Director Group                       0 shares

      Non-Executive Officer Employee Group          up to 22,953 shares

The dollar value of such shares will be determined as of the date the award for such Award Period is paid; under the terms of the award, payments of the award will be made in three annual installments, beginning in 1997.

     The Summary Compensation Table and the description of "Long Term Incentives" in the "Board Compensation Committee Report on Executive Compensation on page 23 contain additional information about awards that have been made under the Performance Share Plan. It is not possible to indicate the number of persons who may receive awards in the future under the Amended Performance Share Plan or the amount of benefits that may be received pursuant to the Plan since those matters will be determined in the discretion of the Committee.

     Federal Income Taxation. Generally, the award of units under the Amended Performance Share Plan will not result in taxable income to the participant upon grant. The participant will recognize income in the year the cash and shares of Common Stock are distributed under the Plan, in an amount equal to the sum of the cash and the fair market value of any shares received. The Company is entitled to a deduction at the same time and in the same amount.

     Effective Date and Term of Amended Performance Share Plan. Under the proposed amendments, which will become effective on May 17, 1996 if approved at the Annual Meeting, the term of the Performance Share Plan will be extended ten years so that it will terminate on January 1, 2007.

     Vote by Shareholders. The Amended Performance Share Plan will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the Amended Performance Share Plan. Broker non-votes will be treated as shares that are not entitled to vote for this purpose. Unless otherwise directed in the proxy card, the persons named in the proxy card will vote for the proposal to approve the Amended Performance Share Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                      THE AMENDED PERFORMANCE SHARE PLAN.

                            PROPOSAL TO APPROVE THE
                         AMENDED OPTION INCENTIVE PLAN
                             (ITEM D ON PROXY CARD)

     The Board of Directors has amended and restated the Allegheny Ludlum Corporation Stock Option Incentive Plan (the "Amended Option Incentive Plan"), subject to approval by the shareholders.

     The following is a summary of the principal provisions of the Amended Option Incentive Plan. The full text of the Amended Option Incentive Plan is attached hereto as Exhibit C and should be referred to for a complete description of its provisions.

     Background. The original Stock Option Incentive Plan was adopted and approved by the Company's shareholders in March 1987. The original Plan had a term of approximately ten years and will expire January 1, 1997. As of March 6, 1996, only 1,038,825 shares of Common Stock were available for issuance under the Stock Option Incentive Plan. It is anticipated that a regular grant of options will be made in the 1996 fiscal year. In the last regular grant of options in 1993, options to purchase 620,400 shares of Common Stock were issued under the Plan.

     The Board of Directors has determined that it is in the best interests of the Company and the shareholders to extend the term of the Plan for an additional ten years and to authorize additional shares of Company Common Stock for issuance under the Plan. The Amended Option Incentive Plan also contains provisions intended to permit the Company to qualify for a Federal tax deduction for awards thereunder.

     Purpose and Administration. The Amended Option Incentive Plan is intended to promote the growth and profitability of the Company, to provide key employees of the Company with an incentive to achieve long-term corporate objectives and to provide such key employees with an equity interest in the Company.

     Under the Amended Option Incentive Plan, the number of shares reserved for issuance under the Plan would be increased from 2,700,000 to 5,400,000 shares.

     The Amended Option Incentive Plan will be administered by the Committee. The Committee has the authority to prescribe the terms of awards (including vesting), to interpret the Amended Option Incentive Plan and to make all other determinations necessary for the administration of the Plan.

     Plan Provisions. The Amended Option Incentive Plan provides for both nonstatutory stock options ("Stock Options") and stock appreciation rights ("SARs"). The Board of Directors, upon recommendations by the Chief Executive Officer and the Committee, designates which key employees of the Company, in addition to the Company's executive officers, are eligible to participate in the Amended Option Incentive Plan. The Committee may grant Stock Options and SARs to any executive officer of the Company and may, upon the recommendation of the Chief Executive Officer, grant Stock Options and SARs to any other eligible key employee.

Approximately 82 employees are presently eligible to receive awards under the Option Incentive Plan. Directors who are not also employees of the Company are not eligible to participate in the Option Incentive Plan.

     Stock Options may be granted at any option price as determined by the Committee in accordance with the Amended Option Incentive Plan but the option price must be no less than the fair market value of the shares covered by the option at the time of the grant. The mean between the high and low sales prices of a share of Company Common Stock on the New York Stock Exchange on March 7, 1996 was $19.

     The exercise of a Stock Option is subject to terms and conditions established by the Committee and set forth in an option agreement between the Company and the optionee. Stock Options may be exercised by the payment of cash, surrender of shares of Common Stock or a combination of cash and Common Stock, equal to the exercise price. In certain circumstances, the option agreement may provide for a variable price option whereby the exercise price declines as the fair market value of the Common Stock increases, but in no event may the exercise price be less than $1.00 per share.

     Historically, options have been granted to key employee participants in the Plan at three-year intervals. Options granted at the three year intervals have been made exercisable in three equal annual installments beginning in the third year after the grant. From time to time, interim awards have been made in the case of a new employee, promotion or a significant increase in responsibilities.

     SARs may be granted at an initial price not less than the fair market value of a share of Common Stock on the date of grant. The holder of an SAR is entitled to surrender the SAR, or any portion thereof, and to receive the difference between the fair market value of the shares of Common Stock subject to the surrendered SAR at the time of surrender and the initial grant price of the SAR. The surrender of SARs is subject to terms and conditions established by the Committee and set forth in an SAR agreement between the Company and the participant. The Company, at the sole discretion of the Committee, may pay such difference either by delivery of shares of Common Stock or in cash.

     Except in the event of retirement with the consent of the Company, death or disability of the participant, all Stock Options and SARs terminate upon the participant's termination of employment with the Company. In the event of retirement with the consent of the Company, death or disability of a participant prior to fully exercising or surrendering the vested portion of a Stock Option or SAR, no additional Stock Options or SARs are to vest. The participant or the participant's estate, however, has the right to exercise outstanding and exercisable Stock Options and SARs at any time prior to the earlier of the expiration of the Stock Options or SARs or the third anniversary of the date of retirement, death or disability.

     Certain provisions are included in the Amended Option Incentive Plan to permit the Company to qualify for a Federal tax deduction for awards to each person who is a "named executive officer" covered by Section 162(m) of the Code, which includes the Covered Employees. For example, the Amended Option Incentive Plan provides that the maximum individual award payable to a Covered Employee shall not exceed 100,000 shares of Company Common Stock.

     The Board of Directors may at any time amend or terminate the Amended Option Incentive Plan without the consent of the shareholders, except that no amendment may be made, without the affirmative approval of the shareholders, which would increase the number of shares available for issuance under the Amended Option Incentive Plan, which would extend the term of the Plan or which would extend the period during which Stock Options or SARs may be exercised under the Plan.

     The Summary Compensation Table, the table entitled "Aggregate Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values" and the description of "Long-Term Incentives" in the "Board

Compensation Committee Report on Executive Compensation" at page 24 contain additional information about Stock Options awarded under the Option Incentive Plan. Because the issuance of Stock Options and SARs under the Amended Option Incentive Plan is in the discretion of the Committee, the amount of Stock Options and SARs to be awarded in the future with respect to any current participant in the Plan cannot presently be determined.

     Federal Income Taxation. A grantee of a Stock Option will not realize any taxable income upon the grant of the stock option. Generally, when a participant exercises the stock option, the amount by which the fair market value (on the exercise date) of the shares of Common Stock covered by the stock option exceeds the aggregate exercise price of those shares must be treated as income received by the participant in the year of exercise, and will be subject to tax at ordinary income tax rates. Tax withholding is required on such income. If the participant thereafter sells the shares received upon exercise of the stock option, the difference between any amount realized and the fair market value of these shares at the time the stock option was exercised will be taxed as capital gain or loss, which will be short-term or long-term depending on the length of time he or she held these shares before sale.

     The Company will be entitled to a deduction for Federal income tax purposes at the same time and in the same amount as the employee is considered to have realized ordinary income in connection with the exercise of a stock option.

     Effective Date and Term of Amended Option Incentive Plan. Under the proposed amendments, which will become effective on May 17, 1996 if approved at the Annual Meeting, the term of the Option Incentive Plan will be extended ten years so that it will terminate on January 1, 2007.

     Vote by Shareholders. The Amended Option Incentive Plan will be approved if it receives the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting. An abstention will have the same effect as a vote against the Amended Option Incentive Plan. Broker non-votes will be treated as shares that are not entitled to vote for this purpose. Unless otherwise directed in the proxy card, the persons named in the proxy card will vote for the proposal to approve the Amended Option Incentive Plan.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                       THE AMENDED OPTION INCENTIVE PLAN.

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
                             (ITEM E ON PROXY CARD)

     Ernst & Young LLP has served as independent auditors for the Company since 1980. The Board of Directors believes that Ernst & Young LLP is knowledgeable about the Company's operations and accounting practices and is well qualified to act in the capacity of independent auditors; therefore, it has selected that firm as independent auditors for fiscal year 1996. The proposal to ratify the selection of Ernst & Young LLP will be approved by the shareholders if it receives the affirmative vote of a majority of the votes actually cast by shareholders entitled to vote on the proposal. If your proxy card is specifically marked as abstaining from voting on the proposal, your shares will not be counted as having been voted for or against the proposal. If the shareholders do not ratify the selection of Ernst & Young LLP, the appointment of independent auditors will be reconsidered by the Board. It is expected that representatives of Ernst & Young LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION OF
                                THE SELECTION OF
                   ERNST & YOUNG LLP AS INDEPENDENT AUDITORS.

                   OTHER BUSINESS TO COME BEFORE THE MEETING

     In addition to the matters described above, there will be addresses by Richard P. Simmons, Chairman of the Board of the Company, and by Arthur H. Aronson, President and Chief Executive Officer of the Company, and a general discussion period during which the shareholders will have an opportunity to ask questions about the Company and its business.

     The Company knows of no business which may be presented for consideration at the Annual Meeting other than as indicated in the Notice of Annual Meeting. If any other business should properly come before the meeting, the persons designated as proxies in the proxy cards have discretionary authority to vote in accordance with their best judgment.

                             EXECUTIVE COMPENSATION

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The principal duties of the Personnel and Compensation Committee of the Board of Directors (the "Committee") are described on page 10. These duties include the making of recommendations to the Board concerning the compensation and benefits of executives who are also directors of the Company (currently, Messrs. Aronson and Murdy). The Committee also consults periodically with the Company's Chief Executive Officer concerning the compensation and benefits of other executive officers of the Company.

     The following is the Committee's report to the shareholders with respect to the Company's executive compensation policies and with respect to the compensation of the Chief Executive Officer for fiscal year 1995. In accordance with the rules of the Securities and Exchange Commission, this report shall not be incorporated by reference into any of the Company's Registration Statements under the Securities Act of 1933.

     EXECUTIVE OFFICERS' COMPENSATION POLICY

     The Company's executive compensation program is strongly oriented toward incentives designed to achieve specific corporate performance objectives so that the interests of management will be further aligned with the interests of the Company's shareholders. The twin goals of the program are to reward the Company's key employees appropriately for their contributions in years in which the Company has had significant success, and conversely to impact their compensation negatively when the Company has been less successful. A meaningful and substantial portion of an executive's total cash compensation is at risk due to the variable nature of the incentives.

     The Committee shares management's view that the Company's executive compensation program is an important component in the implementation of the Company's overall business plans and management philosophy. The Company believes that its annual and long-term strategic plans should reflect difficult-to-achieve standards and objectives and that the performance objectives of its key employees, including its executive officers, should be linked directly to the Company's plans. The Company also believes that effective management requires the timely measurement of performance.

     Under Section 162(m) of the Code, enacted as part of the Omnibus Budget Reconciliation Act of 1993 (the "Act"), compensation paid to certain executive officers of the Company in excess of $1 million in any year may be non-deductible for Federal income tax purposes unless the compensation qualifies as "performance-based" compensation or is otherwise exempt under the law. The Company's Performance Share Plan for Key Employees and the Company's Stock Option Incentive Plan, as amended and restated, which are intended to meet the deductibility requirements of the regulations promulgated under the Act, are being submitted to the shareholders for approval. See "Proposal to Approve the Amended Performance Share Plan" and "Proposal to Approve the Amended Option Incentive Plan" above. The Committee is reserving the flexibility to determine in any year in light of all applicable circumstances that it would be in the best interests of the Company for an award or awards to be paid under such plans or otherwise in a manner that would not satisfy the requirements of Section 162(m) and its regulations for deductibility.

     BASE SALARY

     The base salary component of the Company's compensation program for all salaried employees, including executive officers, represents the basic rate of pay provided to an employee for carrying out the overall responsibilities of the job. Base salary is determined on the basis of performance, experience and other factors as may be appropriately considered. The base salary for each executive officer does not exceed the established salary range which is intended to approximate the ranges of base pay for positions of comparable responsibility in other companies in the steel industry about which appropriate compensation information is available to the Company. The minimum base salary specified in the employment agreement of Mr. Aronson described at page 31 below reflects this policy. The Company believes that the base salaries of its executive officers have generally been at or below the median of the base salaries for executive officers of those steel companies.

     The base salary of each executive officer is reviewed on a periodic basis. Merit increases reflect the officer's individual performance and are based on an evaluation of (i) the officer's performance in relation to standards which describe, in measurable terms, the results needed to satisfy the general responsibilities of the job and
(ii) personal traits and characteristics. The merit program is designed to reward better performers with larger percentage increases as well as to recognize employment market conditions. Other increases in base salary are made to reflect changes in the officer's responsibilities.

     INCENTIVE PROGRAMS

     It is intended that the incentive payments made to the Company's executive officers and other key employees, in the form of cash and/or securities, may vary significantly from year to year, depending upon the results that have been achieved for the benefit of the Company's shareholders. Short-term incentive payments represent specific payments for the achievement of measurable short-term objectives and recognize both the overall performance of the Company and the performance of individual officers in a given year. Long-term incentives are designed to reward the accomplishment of specified long-term objectives and further align management's goals with those of the shareholders through Company stock ownership.

     Profit-Sharing Plan. Incentives to maximize the annual profits of the Company are provided by the Profit Sharing Plan for all salaried and hourly employees, including executive officers. Under this plan, bonuses are paid from a profit-sharing pool which is based on specified percentages of the Company's pre-tax income in excess of $60 million. Each year, each participant may receive a cash bonus equal to a percentage of his or her participating wages as defined in the plan.

     Performance Management System Plan. The Company's Performance Management System Plan is designed to provide additional incentives to executive officers and other key employees to maximize the Company's annual performance. Funds are accrued for this plan if the adjusted earnings of the Company are greater than $10 million. In general, the principal adjustments to earnings include the adding back of accruals to the Performance Management System Plan, taxes on income and interest expense.

     The plan is administered according to the Company's Performance Management System, which provides a corporate-wide system for planning and measuring the performance of all participating employees, including Messrs. Aronson, Murdy, Rutherford, Wagner and Shilling. (Approximately 100 employees were eligible to participate in the plan in 1995.) Under this system, incentive compensation awards are to be based on the achievement of specific, measurable objectives. Objectives are to be linked specifically and directly to operating plans and budgets.

     Guideline incentives are established under the plan to reflect the size of the award that can be expected when performance meets the objectives. Guideline incentives have been established for each position included in the plan and are expressed as a percentage of salary. Incentive opportunities are designed to be large enough to provide a meaningful award. Because executive officers have a greater impact on performance, they have a greater incentive opportunity as a percentage of salary. All participants in the plan can earn up to twice the guideline amount, depending upon corporate and individual performance.

     Each year, performance objectives are set under the Performance Management System Plan for each eligible employee in the areas of operating profit, return on investment or working capital, and individual performance. Other financial measurement objectives, such as reductions in inventory, inventory turns or delivery performance, may also be included when determined to be appropriate. Individual performance objectives are tailored to the individual position. Operating profit, return on investment or working capital, and other financial measurement objectives are set at the corporate level. The Committee shares management's view that every effort should be made to formulate corporate as well as individual performance objectives in quantitative terms to provide a basis for more accurate performance evaluation.

     The weight given to each performance goal varies depending on the nature and level of the position and the strategic importance of the objective. The relative weights are intended to identify the priority given to any given objective. To emphasize the direction of the Company's strategic plans, 75 percent of the weight given to the performance goals is given to current overall corporate financial objectives, while 25 percent of the weight is given to measurable individual performance objectives.

     The actual amount of an award under the Performance Management System Plan is determined through a quantitative assessment of the employee's performance as measured against the specific objectives for the employee's position. The Committee can modify individual awards to recognize outstanding performance even where individual objectives were not met due to changing business priorities. The Committee can also modify awards in instances where a participant performs at less than satisfactory levels even though the individual may have achieved the pre-determined objectives.

     Long-Term Incentives. Awards under the Company's Performance Share Plan for Key Employees (the "Performance Share Plan"), stock grants under the 1987 Stock Option Incentive Plan (the "Option Incentive Plan") and participation in the Stock Acquisition and Retention Plan (the "SARP") are designed to provide additional incentives to achieve long-term corporate objectives and to further align management's goals with those of the shareholders.

     Under the Performance Share Plan, base value award amounts for each executive officer and other key employees are established at the beginning of each award period. For example, in November 1994, the Board of Directors established fiscal years 1995-1996 as an award period. The Committee granted awards to key employee participants in the plan, which established as the performance objective for the 1995-1996 award period a specified amount of operating income to be achieved by the Company over the two-year award period. The base value of the award for each unit awarded, assuming targeted operating income is achieved, is $50 and four shares of Company Common Stock. The amount of the award generally depends on the executive's salary grade at the beginning of the award period, which is based on the degree of responsibility associated with the executive's position in the Company. The amount of the award for each salary grade was established in 1987, upon the adoption of the Performance Share Plan. After the end of the award period, the Committee will determine the actual awards, based on the extent to which the targeted income level was achieved. Participants will not receive any payment of stock or cash under the plan if the Company does not achieve the threshold level (80%) of its performance objectives during the award period. Actual award amounts will be paid in three annual payments beginning in the year after the end of the award period.

     Awards under the Performance Share Plan, which are to be earned and paid out over a number of years, are designed to give participants an ongoing incentive to achieve long-term corporate objectives and to continue the alignment of the interests of participants with the interests of Company shareholders in enhancing the value of Company Common Stock, even after the award has been earned. The multi-year award and payout periods are also designed to assist in the retention of executive officers and other key employees, since unpaid installments are forfeited if a participant's employment with the Company terminates, unless the participant dies, is disabled, or retires with the consent of the Chief Executive Officer.

     Awards under the Option Incentive Plan are also designed to promote the identity of the long-term interests between Company executives and its shareholders and assist in the retention of executives. Historically, the Committee has granted options to key employee participants in the Option Incentive Plan, including executive officers, at three-year intervals. Options granted at the three-year intervals have been made exercisable in three equal annual installments beginning in the third year after the grant. The last regular grant of options was made in 1993. The first one-third of these options will become exercisable after May 31, 1996.

     The amount of an option award generally depends on the executive's salary grade, which is based on the degree of responsibility associated with the executive's position. The amount of the award for each salary grade was determined in 1987, upon the adoption of the Option Incentive Plan. From time to time, interim awards have been made in the case of a new employee, promotion or a significant increase in responsibilities. The number and value of options held by an executive officer are generally not considered when determining the amount of options to be granted to that officer. The number of options held by an executive officer may be considered in the case of a promotion or significant increase in responsibilities after the regular grant of options that occurs at three-year intervals; in that case, additional options may be added to the options granted to the officer at the beginning of the three-year period to reflect the change in the officer's salary grade or responsibilities.

     The SARP was approved by the Company's Board of Directors and adopted by the shareholders in 1994. This plan is based on the Company's belief that ownership of Common Stock by officers contributes to strong management by further aligning the interests of management with those of the shareholders of the Company. The plan is intended to provide participating officers with an opportunity to purchase additional shares of Common Stock from the Company and an incentive to retain ownership of such purchased shares and/or other shares already owned or otherwise acquired by them. It provides this incentive by offering participants an opportunity to receive grants of restricted shares of Common Stock which will vest only if the participants retain the shares that are purchased under the plan and/or other shares already owned or otherwise acquired by the participants that are designated by them as subject to the plan. In general, the restricted shares will vest only if the participant retains the shares that are purchased and/or designated by the participant as subject to the plan for a period of five years. The vesting period is shortened in the event of death, retirement or a "change of control" of the Company as defined in the plan. All executive officers of the Company who are eligible to participate in the SARP, including Messrs. Aronson, Murdy, Rutherford, Wagner and Shilling, elected to participate in the Plan for the 1995 plan year.

     Shares issuable under the Performance Share Plan, the Option Incentive Plan and the SARP are intended to grow in value over time. In the Committee's view, the share awards under these plans represent compensation which is attributable to services performed by the employee from the time the award is made and so long as the employee continues to own the shares.

     The Committee also has the discretion to make supplemental awards in situations in which it deems such awards to be appropriate. In February 1994, the Committee made cash awards to a total of 43 management personnel to recognize the contributions of such individuals on behalf of the Company during 1991-1993. The awards were made payable in installments during the first quarter of 1994, 1995 and 1996.

     COMPENSATION OF THE COMPANY'S CHIEF EXECUTIVE OFFICER

     As previously noted, the base salaries of the Company's executive officers, including the Chief Executive Officer, do not exceed established salary ranges which are intended to reflect the ranges of base pay for positions of comparable responsibility in other companies in the steel industry. The specific amount of base salary is determined on the basis of performance, experience and other factors as may be considered appropriate.

     Mr. Aronson was elected President and Chief Executive Officer of the Company effective August 1, 1994. His base salary was increased from $300,000 to $400,000, effective January 1, 1996. In discussing the proposed increase, the Committee reviewed the Company's compensation policy regarding the balance between base salary and bonus and Mr. Aronson's performance as the Company's President and Chief Executive Officer. It also considered published information regarding the compensation paid to chief executive officers in the steel industry, U.S. industry and in manufacturing. This review indicated that Mr. Aronson's base salary, as increased, would remain at or below the median of the base salaries of chief executive officers of the companies reviewed by the Committee. It was also noted that, in accordance with the Company's compensation philosophy, a substantial portion of Mr. Aronson's compensation would depend on the performance of the Company.

     Short-term incentive compensation is generally provided to the Company's Chief Executive Officer through his participation in the Performance Management System ("PMS") Plan which is described on page 22. Incentives under this Plan represent specific payments for achievement of measurable results that are designed to move the Company toward current financial goals and strategic objectives, as agreed upon in the performance planning process.

     Guideline incentives, which reflect the size of the award that can be made when performance meets objectives, have been developed for the Chief Executive Officer as well as for all other positions included in the PMS Plan. Because of the impact that the Chief Executive Officer has on the performance of the Company, a significant portion of Mr. Aronson's total compensation is at risk.

     Corporate and individual performance objectives for the 1995 fiscal year were set for Mr. Aronson in the early part of 1995. Corporate goals were based on the achievement of specific levels of operating profit and inventory turns and the achievement of specific delivery performance targets. Mr. Aronson's corporate performance objectives were based on the overall performance of the Company in meeting its financial goals. Mr. Aronson's individual performance objectives were based on the individual performance of the officers who report directly to him. To emphasize the direction of the Company's strategic plans, 75 percent of the weight given to the performance goals is given to corporate financial objectives, while 25 percent of the weight is given to individual performance objectives.

     In December 1995, the Committee determined the amount of the incentive award paid to Mr. Aronson under the PMS Plan for the 1995 fiscal year through a quantitative assessment of Mr. Aronson's performance as measured against his performance standards. In reviewing Mr. Aronson's performance, the Committee noted that in 1995, the Company had reported its strongest earnings in six years and that the Company had taken actions to upgrade its product mix as well as improve productivity and delivery performance. The Committee discussed the strong and effective leadership that Mr. Aronson had shown as the Company moved from addressing the challenges it faced at the end of the 10-week labor strike in 1994 into the period of robust demand for specialty materials that had occurred during the 1995 fiscal year. The Committee reviewed the actions the Company had taken, under Mr. Aronson's leadership, to enhance the Company's performance and financial strength during the 1995 fiscal year. The Committee noted that, based on the incentive plan guideline for Mr. Aronson under the PMS Plan, which was based on the strong performance of the Company's other senior officers in meeting the performance objectives established for them under the PMS Plan for the 1995 fiscal year, the PMS award for Mr. Aronson would be $283,680. Following discussion, however, taking the foregoing and other appropriate factors into account, including the strength of the Company's performance during the 1995 fiscal year and the significant contributions Mr. Aronson had made to that performance, the Committee determined that the incentive award paid to Mr. Aronson under the PMS Plan for the 1995 fiscal year would be increased to $350,000. The Board of Directors approved the Committee's decision.

     Long-term incentives are provided to Mr. Aronson through his participation in the Performance Share Plan, the Option Incentive Plan and the SARP. The LTIP amounts in the Summary Compensation Table on page 27 represent the payment of awards under the Performance Share Plan that Mr. Aronson earned prior to the time he became the Company's Chief Executive Officer.

     No awards were made to Mr. Aronson under the Option Incentive Plan during 1995.

     In 1995, Mr. Aronson elected to designate 8,958 shares of Common Stock as subject to the SARP. As a result of his election, he received an award of 4,479 restricted shares under the SARP. As previously noted, the restricted shares will vest five years after the date of grant on the terms and conditions set forth in this Plan. In general, Mr. Aronson must continue to hold the shares he designated as subject to the SARP for this five year period. If he does not, the restricted shares he received under the plan will be forfeited.

     The foregoing report has been furnished by the members of the Personnel and Compensation Committee:

        Charles J. Queenan, Jr.                C. Fred Fetterolf

        Thomas Marshall                        W. Craig McClelland

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Personnel and Compensation Committee during fiscal year 1995 was an officer or employee of the Company. The Company retained the law firm of which Mr. Queenan was a member to perform services for the Company during fiscal years 1995 and 1996. Mr. Queenan has been senior counsel of that firm since January 1, 1996. Other than as indicated in the preceding sentences, no member of the Committee during fiscal year 1995 had a current or prior relationship to the Company, and no executive officer of the Company had a relationship to any other company, required to be described under the proxy rules relating to executive compensation.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following Summary Compensation Table shows, for fiscal years 1993, 1994 and 1995, the compensation paid to the Chief Executive Officer of the Company and to each of the other four most highly compensated executive officers who were serving as executive officers as of December 31, 1995 (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM COMPENSATION
                                                                                -----------------------------------
                                                  ANNUAL COMPENSATION                    AWARDS             PAYOUTS
                                           ---------------------------------    ------------------------    -------
                                                                      OTHER     RESTRICTED    SECURITIES
                                                                     ANNUAL        STOCK      UNDERLYING     LTIP       ALL OTHER
NAME AND                                   SALARY        BONUS       COMPEN-       AWARD     OPTIONS/SARS   PAYOUTS   COMPENSATION
PRINCIPAL POSITIONS               YEAR     ($)(2)       ($)(3)     SATION ($)     ($)(4)      (POUND)(5)    ($)(6)       ($)(7)
-------------------               ----     ------       ------     ----------    ---------   ------------   -------   ------------
Arthur H. Aronson                 1995    $ 300,000    $ 374,870    $  28,955    $  87,341        0 shs.   $ 204,021    $ 206,496
 President and Chief              1994      260,417            0        5,676      125,356             0     205,624      248,492
 Executive Officer (1)            1993      250,000      193,634                                  36,000     151,625      121,310

James L. Murdy                    1995    $ 238,706    $ 203,114    $  10,574    $ 223,576        0 shs.   $ 164,791    $ 118,027
 Senior Vice President-           1994      219,889            0       10,937            0             0     166,086      122,865
 Financial and Chief              1993      215,050      148,587                                  28,000     164,188       72,123
 Financial Officer

Robert W. Rutherford              1995    $ 175,000    $ 127,698    $  12,679    $  85,895        0 shs.   $ 149,103    $  75,384
 Senior Vice President-           1994      158,038            0       12,968            0         1,867     150,275       81,532
 Commercial                       1993      152,000       82,618                                  25,200     151,625       42,890

Harry R. Wagner                   1995    $ 165,000    $ 122,619    $   4,032    $  82,499        0 shs.   $ 149,103    $  56,138
 Senior Vice President-           1994      144,238            0        3,370       67,788         1,867     150,275       56,521
 Operations                       1993      134,400       80,390                                  25,200     164,188       28,501

Jack W. Shilling                  1995    $ 155,000    $ 117,009    $   7,478    $ 138,179        0 shs.   $ 149,103    $  55,518
 Senior Vice President-           1994      132,033            0        7,066            0         1,867     150,275       56,037
 Technical                        1993      124,521       65,546                                  25,200      45,488       30,256

(1) Mr. Aronson was elected President and Chief Executive Officer of the Company effective August 1, 1994. For a description of the Company's employment agreement with Mr. Aronson, see page 31.

(2) Includes cash compensation deferred pursuant to the Savings part of the Company's Retirement Savings Plan, described in note (7) below. 1994 amounts reflect reductions in salary during the 10-week labor strike called by the United Steelworkers of America on April 1, 1994. For the months of April and May, 1994, the base salary of each of the named executive officers was reduced 25%.

(3) Includes payments under the Company's Performance Management System Plan and payments under the salaried employees' profit-sharing plan, described in the "Board Compensation Committee Report on Executive Compensation." In fiscal year 1994, as a result of the 10-week labor strike called by the United Steelworkers of America on April 1, 1994, the Company did not achieve the threshold level of earnings under either of these plans and, as a result, no awards were paid under the plans.

(4) Represents the closing market price on the New York Stock Exchange, on the award date, of a number of shares of Common Stock equal to the number of shares of restricted stock awarded to the named executive under the Company's Stock Acquisition and Retention Plan, which was approved by the Company's shareholders at the 1994 Annual Meeting. The market price does not take into account the diminution in value attributable to the restrictions applicable to the shares awarded under the Plan. See page 24 for a summary description of this Plan. In general, the restricted shares will vest only if the participant retains the shares that are purchased and/or designated by the participant as subject to the Plan for a period of five years. Dividends are paid on all shares of restricted stock at the same rate as on non-restricted shares. The number of restricted shares of Common Stock held by each named executive officer in fiscal year 1995 under the Plan and the closing market price of that number of shares on the New York Stock Exchange on December 29, 1995 were: Mr. Aronson, 10,413 shares, $192,641; Mr. Murdy, 11,796 shares, $218,226; Mr. Rutherford, 4,190 shares,
     $77,515; Mr. Wagner, 7,302 shares, $135,087; and Mr. Shilling, 7,548 shares, $139,638.

(5) Reflects options awarded under the Company's Stock Option Incentive Plan. The amount represents the number of shares which the executive officer could purchase by exercising the options.

(6) Payments in fiscal years 1994 and 1995 reflect the achievement of 97% of the performance objectives for the 1991-1993 award period under the Company's Performance Share Plan for Key Employees. Payment of the awards to the 43 participants over a three-year period began in 1994. Payments in fiscal year 1993 reflected the achievement of 120% of the performance objectives for the 1988-1990 award period under the Performance Share Plan. Payment of the awards to the 47 participants over a three-year period began in 1991 and ended in 1993. In each case, the amount represents the cash and the market value of the shares of Common Stock distributed under the Plan on the relevant valuation dates.

(7) These amounts include the annual accruals made by the Company with respect to possible future payments to the named executive officers under the Company's Supplemental Pension Plan described at page 30. For fiscal year 1995, the amounts accrued were as follows: Mr. Aronson, $146,556; Mr. Murdy, $69,650; Mr. Rutherford, $37,295; Mr. Wagner, $19,594; and Mr. Shilling, $20,559. Also included are the Company's contributions to the accounts of the named executive officers pursuant to the Retirement portion of the Company's Retirement Savings Plan which in fiscal year 1995 were as follows: Mr. Aronson, $8,020; Mr. Murdy, $8,251; Mr. Rutherford, $8,751; Mr. Wagner, $8,826; and Mr. Shilling, $8,901. Also included are the Company's contributions to the accounts of the named executive officers pursuant to the Savings part of the Company's Retirement Savings Plan which in fiscal year 1995 were as follows: Mr. Aronson, $4,500; Mr. Murdy, $4,620; Mr. Rutherford, $4,594; Mr. Wagner, $4,606; and Mr. Shilling, $4,585. The amounts also include contributions by the Company to the plan accounts of the named executive officers under the Company's Benefit Restoration Plan which, in fiscal year 1995, were as follows: Mr. Aronson, $21,706; Mr. Murdy, $13,734; Mr. Rutherford, $6,517; Mr. Wagner, $4,931;
     and Mr. Shilling, $3,332. For fiscal year 1995, also included are the dollar values of the benefits to the named persons of the Company-paid premiums for "split dollar" term life insurance as follows: Mr. Aronson, $6,864; Mr. Murdy, $6,547; Mr. Rutherford, $4,452; Mr. Wagner, $4,406; and
     Mr. Shilling, $4,366. For fiscal 1995, the amounts also include the second of three annual installments of cash awards made by the Personnel and Compensation Committee during the first quarter of 1994 to a total of 43 management personnel, including the named executive officers, in order to recognize their contributions on behalf of the Company during 1991-1993, as follows: Mr. Aronson, $18,850; Mr. Murdy, $15,225; Mr. Rutherford, $13,775; Mr. Wagner, $13,775; and Mr. Shilling, $13,775. See page 25.

     The Retirement Savings Plan is a qualified defined contribution plan within the meaning of Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Plan has two components: the Retirement part and the Savings part. Employees eligible for the Retirement part of the Company's Retirement Savings Plan include all salaried non-union employees. At the end of 1995, a total of 1,770 employees participated in the Retirement part of the Plan. The Savings part of the Retirement Savings Plan is designed to encourage eligible employees to save for the future and accumulate a fund to supplement retirement income through tax-deferred contributions. All contributions by the Company or by participants are subject to the applicable limits of the Code. The Company matches participants' Basic Savings contributions on the terms set forth in the Plan. Company contributions and earnings are invested only in a fund invested solely in Common Stock of the Company, but may be transferred to any other fund available under the Plan monthly following due notice. In 1995, a total of 1,526 employees participated in the Savings part of the Plan.

The Benefit Restoration Plan provides that the Company will supplement the payments received by participants in the Company's Pension Plan for Salaried Employees (see "Pension Plans" below) and the Retirement and Savings parts of the Retirement Savings Plan by making payments to or accruing benefits on behalf of such participants in amounts which are the equivalent of the portion of the payments or benefits which cannot be paid or accrued under such plans by reason of the limitations imposed by the Code.

     Compensation and benefits paid or furnished by the Company in the fiscal years set forth in the above table to the executive officers, other than as set forth in the table, were less than established reporting thresholds.

STOCK OPTIONS

     No stock options or stock appreciation rights were granted to any of the executive officers named in the Summary Compensation Table during fiscal year 1995 under the Company's Stock Option Incentive Plan.

     The following table sets forth information regarding the exercise of stock options during fiscal year 1995 and the unexercised options held as of the end of the 1995 fiscal year by the executive officers named in the Summary Compensation Table. No stock appreciation rights ("SARs") were exercised by any of the named executive officers and none of the named executive officers held any unexercised SARs at the end of the fiscal year.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

                                                                         NUMBER OF SECURITIES                VALUE OF UNEXERCISED
                                                                        UNDERLYING UNEXERCISED              IN-THE-MONEY OPTIONS/
                             SHARES                                  OPTIONS/SARS AT FY-END (POUND)         SARS AT FY-END ($)(2)
                            ACQUIRED                                 ------------------------------      --------------------------
NAME                  ON EXERCISE (POUND)     VALUE REALIZED ($)(1)     EXERCISABLE  UNEXERCISABLE       EXERCISABLE  UNEXERCISABLE
----                  -------------------     ---------------------     -----------  -------------       -----------  -------------
Arthur H. Aronson              0                        0                 63,000 shs.  36,000 shs.           $ 533,273     $ 0
James L. Murdy                 0                        0                  9,334       28,000                   74,089       0
Robert W. Rutherford       12,126 shs.             $ 175,615              25,200       27,067                  200,025       0
Harry R. Wagner                0                        0                 28,800       27,067                  224,640       0
Jack W. Shilling            8,400 shs.               101,325              18,525       27,067                  129,728       0

(1) The amount shown as "value realized" is calculated by subtracting the exercise price paid by an optionee upon exercise of an option from the mean between the high and low sales prices of a share of Allegheny Ludlum Corporation Common Stock on the New York Stock Exchange on the date the option was exercised.

(2) The "value of unexercised in-the-money options" is calculated by subtracting the exercise price from $18.6875, which was the mean between the high and low sales prices of a share of Allegheny Ludlum Corporation Common Stock on the New York Stock Exchange on December 29, 1995, the last trading day in the Company's 1995 fiscal year.

PENSION PLANS

     In 1988, the Company adopted the Retirement part of the Retirement Savings Plan (formerly known as the Retirement Security Program) referred to in note (7) on page 28, and amended the Company's Pension Plan for Salaried Employees (the "Pension Plan") to provide that no additional benefits would accrue thereunder from and after December 31, 1988 except for those employees who were grandfathered under the Pension Plan. Benefits accrued prior to January 1, 1989 will be paid at the time, in the form and in the amount determined under the Pension Plan.

     The following table shows the estimated annual benefits calculated on a straight life annuity basis payable under the Pension Plan and the defined benefit portion of the Benefit Restoration Plan described at note (7) on page 28 to participants in specified compensation and years of service classifications upon attainment of age 65.

                               PENSION PLAN TABLE


 AVERAGE ANNUAL ELIGIBLE EARNINGS FOR
 HIGHEST FIVE CONSECUTIVE YEARS IN
     TEN-YEAR PERIOD PRECEDING                             ESTIMATED ANNUAL PENSION BENEFITS FOR
            RETIREMENT                                   REPRESENTATIVE YEARS OF CONTINUOUS SERVICE
-------------------------------------      ---------------------------------------------------------------------
                                                15          20          25          30          35          40
                                                --          --          --          --          --          --
             $   200,000                    $  48,000   $  64,000   $  80,000   $ 96,000     $112,000    $128,000
                 300,000                       72,000      96,000     120,000     144,000     168,000     192,000
                 400,000                       96,000     128,000     160,000     192,000     224,000     256,000
                 500,000                      120,000     160,000     200,000     240,000     280,000     320,000
                 600,000                      144,000     192,000     240,000     288,000     336,000     384,000
                 800,000                      192,000     256,000     320,000     384,000     448,000     512,000
               1,000,000                      240,000     320,000     400,000     480,000     560,000     640,000

     The formula used to determine retirement benefits under the Pension Plan considers the participant's average annual eligible earnings in the highest five consecutive years of the last ten years prior to retirement and the number of the participant's years of service. Eligible earnings include base salary, including tax-deferred contributions by the employee under the Company's savings plans, and awards when received under the Performance Management System Plan. Eligible earnings for the purposes of the Pension Plan and the defined benefit portion of the Benefit Restoration Plan for the 1995 calendar year for the named executives who are participants under the Pension Plan are as follows: Mr. Aronson, $318,850; Mr. Murdy, $253,931; Mr. Rutherford, $188,775; Mr. Wagner, $178,775; and Mr. Shilling, $168,775.

     In certain circumstances, pension benefits are subject to integration with Social Security and reduction for other payments made to the participant or his or her spouse. The benefits payable from a qualified defined benefit plan are also limited by Section 415 of the Code to an annual benefit of $120,000 payable at age 65 with actuarial reduction for earlier commencement. The amounts shown in the table indicate the aggregate of payments under the Pension Plan and the defined benefit portion of the Benefit Restoration Plan described at note (7) on page 28.

     As of December 31, 1995, Messrs. Aronson, Murdy, Rutherford, Wagner, and Shilling had .08, 0.58, 32, 29 and 23 credited years of service, respectively, for purposes of the Pension Plan. For vesting purposes, Messrs. Aronson and Murdy each had 7 years of service and are fully vested in the Pension Plan.

     In addition, the Company has established a Supplemental Pension Plan which provides certain key employees of the Company (or their beneficiaries in the event of death) with monthly payments in the event of retirement, disability or death, equal to 50 percent of monthly base salary as of the date of retirement, disability or death. Monthly retirement benefits start two months following the later of
(i) age 62, if actual retirement occurs prior to age 62 but after age 58 with the approval of the Board of Directors, or (ii) the date actual retirement occurs, and continue for a 118-month period. The Plan describes the events which will terminate an employee's participation in the Plan. Since the payment of benefits to the named executive officers is contingent on future events, the amount to be paid in the future with respect to such officers cannot be determined at this time.

EMPLOYMENT AGREEMENT

     Mr. Aronson is employed pursuant to an Employment Agreement with the Company dated March 1, 1994 with a term that initially will expire on February 28, 1997 but which will automatically be extended for a period of one year thereafter on March 1 of each year commencing March 1, 1997 unless terminated by written notice by either party. The agreement provides for a base salary of at least $250,000 annually exclusive of any compensation he may receive pursuant to any other plan of the Company or which may be otherwise authorized by the Board of Directors. The agreement also provides for his participation in any incentive plan of the Company and in the various benefit plans maintained by the Company, including its various pension, supplemental pension, disability, medical, insurance, sick leave and other similar benefit and retirement arrangements.

                      CUMULATIVE TOTAL SHAREHOLDER RETURN

     The first graph set forth below shows the cumulative total shareholder return (i.e., price change plus reinvestment of dividends) on the Company's Common Stock during the five year period ended December 31, 19951 as compared to the S&P 500 Index and the S&P Steel Index. In addition to the five year performance graph, which is required by the rules of the Securities and Exchange Commission, a similar presentation for the period commencing on the date of the Company's initial public offering and ending December 31, 1995 has been included to provide additional perspective on the Company's Common Stock performance. The two graphs assume that $100 was invested on January 1, 1991 and May 8, 1987, respectively, for the periods ended December 31, 1995. In accordance with the rules of the Securities and Exchange Commission, this presentation shall not be incorporated by reference into any of the Company's Registration Statements under the Securities Act of 1933.

1 As noted on page 4, the Company's fiscal year ends on the Sunday nearest to
  December 31 in each year.
2 The United Steelworkers of America called a strike in the second quarter of 1994 which lasted 10 weeks.


                                ANNUAL RETURNS

                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
       AMONG ALLEGHENY LUDLUM CORP., S&P 500 INDEX AND S&P STEEL INDEX

Measurement period           ALLEGHENY           S&P 500             S&P STEEL
(Fiscal year Covered)        LUDLUM CORP         Index               Index
---------------------        -----------         -------             ---------
Measurement PT -
12/31/90                     $100                $100                $100

FYE 12/31/91                 $121.70             $130.47             $122.88
FYE 12/31/92                 $157.24             $140.41             $160.77
FYE 12/31/93                 $220.83             $154.56             $211.54
FYE 12/31/94                 $177.77             $156.60             $205.74
FYE 12/31/95                 $179.72             $215.45             $190.78


                               INDEXED RETURNS

                             [GRAPH APPEARS HERE]
                  COMPARISON OF FIVE YEAR CUMULATIVE RETURN
       AMONG ALLEGHENY LUDLUM CORP., S&P 500 INDEX AND S&P STEEL INDEX

Measurement period           ALLEGHENY           S&P 500             S&P STEEL
(Fiscal year Covered)        LUDLUM CORP         Index               Index
---------------------        -----------         -------             ---------
Measurement PT -
 8/5/87                      $100                $100                $100

FYE 12/31/87                 $ 91.12             $ 86.20             $103.41
FYE 12/31/88                 $125.90             $100.52             $126.21
FYE 12/31/89                 $174.97             $132.37             $122.08
FYE 12/31/90                 $158.14             $128.26             $102.74
FYE 12/31/91                 $192.47             $167.33             $126.24
FYE 12/31/92                 $246.67             $180.08             $165.17
FYE 12/31/93                 $349.23             $198.23             $217.33
FYE 12/31/94                 $281.12             $200.85             $211.37
FYE 12/31/95                 $284.22             $276.33             $196.00

                              CERTAIN TRANSACTIONS

     In 1995, the Company entered into a new credit agreement with a group of banks, including PNC Bank, National Association ("PNC Bank"), replacing the prior credit agreement with a similar group of banks, including PNC Bank, which provided for unsecured borrowings of up to $100 million on a revolving credit basis. Prior to May 1, 1995, the Company also maintained a second credit agreement with a group of banks, including PNC Bank, which provided for additional unsecured borrowings of up to $50 million. No borrowings were outstanding under any of the credit agreements during the 1995 fiscal year. PNC Bank has also issued letters of credit with respect to certain indebtedness of the Company and its subsidiaries. In connection with the above transactions, during 1995, the Company paid to PNC Bank a total of $174,178 in fees, including PNC Bank's proportionate amount of the commitment fees under the credit agreements described above. James E. Rohr, a member of the Company's Board of Directors, is President of PNC Bank Corp., an affiliate of PNC Bank, and President and Chief Executive Officer of PNC Bank.

     The Company and subsidiaries of the Company have engaged in investment transactions with two limited partnership funds: Code, Hennessy and Simmons Limited Partnership ("Fund I"), and Code, Hennessy & Simmons II L. P. ("Fund II"). The objective of both funds is to seek maximum return by investing in leveraged buyouts of operating companies. Profits and losses of Fund I and of Fund II are allocated 80 percent to the limited partners and 20 percent to the general partner. The general partner of Fund I is CHS Management Limited Partnership ("CHS I"), and the general partner of Fund II is CHS Management II,
L. P. ("CHS II"). The general partners of CHS I and the shareholders of the general partner of CHS II are Andrew W. Code, Daniel J. Hennessy and Brian P. Simmons, each of whom has an equal interest in each of such firms. Brian P. Simmons is the son of Richard P. Simmons, Chairman of the Board of the Company.

     At the end of the first quarter of 1994, the Company voluntarily contributed the limited partnership interest in Fund I to an irrevocable trust established for the purpose of partially funding the retiree medical and insurance benefit obligations the Company has to its employees represented by the United Steelworkers of America. Later in the 1994 fiscal year and in the 1995 fiscal year, the Company voluntarily contributed investments it had made in Fund II, in the amount of $5.6 million and $7.5 million, respectively, to the irrevocable trust. Investors made commitments to invest approximately $155 million in Fund II, which was formed in 1993, including $30 million invested or to be invested by the Company.

     A subsidiary of the Company continues to be the limited partner in CHS I and to receive 10 percent of CHS I's 20 percent share of Fund I's net profits and losses (i.e., two percent of Fund I's net profits and losses). During 1995, the Company subsidiary that invested in CHS I made no investments in CHS I and received distributions of $345,890 from CHS I. The same Company subsidiary has made a commitment to invest as a limited partner in CHS II, in exchange for which that subsidiary will receive five percent of CHS II's 20 percent of Fund II's profits and losses (i.e., one percent of Fund II's net profits and losses).

     CHS I and CHS II are responsible for managing the selection and structuring of their respective fund's investments. In 1995, the annual base management fee for CHS I was 2.21% of Fund I's total capital commitments, and the annual base management fee for CHS II was 1.78% of Fund II's total capital commitments. In each case, the management fees were offset by fees which the general partner charges to companies its fund acquires. After the offset for fees, the net amounts received by CHS I and CHS II were .96% and 0%, respectively.

     In addition to the investment by the Company, Richard P. Simmons, Chairman of the Board of the Company, Robert P. Bozzone, Vice Chairman of the Board of the Company, and a subsidiary of PNC Bank Corp. have invested or will invest $4,473,360, $1,250,000 and $5,000,000, respectively, in Fund I. In addition to the investment by the Company, Messrs. Simmons and Bozzone, and a subsidiary of PNC Bank Corp., directly or indirectly, have invested or will invest $5.2 million, $2.5 million and $7.5 million, respectively, in Fund II. James E. Rohr, President of PNC Bank Corp., is a member of the Company's Board of Directors.

     Pursuant to a written agreement with another subsidiary, the Company has agreed to furnish consulting services which the subsidiary in turn has agreed to furnish to CHS I. Under this agreement, no fee is to be paid for the services of Richard P. Simmons, who is primarily responsible for such consultations, or James L. Murdy, the Company's Senior Vice President-Finance and Chief Financial Officer, for up to one day per week each. A similar arrangement may be made with respect to CHS II. In 1994 and 1995, no substantial services were provided to CHS I which required the payment of compensation. Richard P. Simmons also serves as a member of Advisory Boards of Fund I and Fund II.

     The Company retained the law firm of Kirkpatrick & Lockhart LLP to perform services for the Company during fiscal years 1995 and 1996. Charles J. Queenan, Jr., a member of the Company's Board of Directors, has been senior counsel of that law firm since January 1, 1996. Prior to that time, he was a partner of that law firm. See "Compensation Committee Interlocks and Insider Participation."

     Pursuant to an agreement between Robert P. Bozzone, Vice Chairman, and the Company, dated August 1, 1994, Mr. Bozzone served as an independent consultant to the Company for compensation at an annual rate of $100,000 from August 1, 1994 through July 31, 1995. Since August 1, 1995, Mr. Bozzone has continued to provide services to the Company focusing particularly on customers and related areas. He does not receive any compensation for the services he provides but is reimbursed for the expenses he incurs in providing these services to the Company.

     Under the terms of the Stock Acquisition and Retention Plan, as approved by the shareholders of the Company, executive officers of the Company may deliver a promissory note, payable to the Company, as payment for the purchase price of the shares of Common Stock purchased under the Plan. Each note has a term of not more than 10 years and is secured by the shares of Common Stock being purchased with the note. Interest accrues on the note at a rate, as determined on the applicable purchase date, equal to the lesser of the average borrowing rate of the Company or the prime lending rate of PNC Bank, but not lower than the minimum rate necessary to avoid imputed interest under the applicable federal income tax laws. During the 1995 fiscal year, Douglas A. Kittenbrink, Vice President-Engineering and Information Technology, Carl R. Moulton, Group Vice President, James L. Murdy, Senior Vice President-Finance and Chief Financial Officer, Richard R. Roeser, Vice President-Controller, Robert W. Rutherford, Senior Vice President-Commercial, Jack W. Shilling, Senior Vice President-Technical and Jon D. Walton, Vice President-General Counsel and Secretary, delivered promissory notes to the Company to pay the purchase price of Common Stock purchased under the Plan. The largest amount of such indebtedness outstanding during the 1995 fiscal year and the amount outstanding as of March 3, 1996 were $227,805 and $230,476 for Mr. Kittenbrink, $122,797 and $124,184 for Mr. Moulton, $458,752 and $462,630 for Mr. Murdy, $126,698 and
$264,502 for Mr. Park, $120,842 and $121,800 for Mr. Roeser, $176,728 and
$353,415 for Mr. Rutherford, $280,372 and $283,097 for Mr. Shilling, and $275,758 and $276,555 for Mr. Walton, respectively.

                              FINANCIAL STATEMENTS

     Consolidated financial statements of the Company are included in its Annual Report to Shareholders for fiscal year 1995. ADDITIONAL COPIES OF THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE AND OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K, WITHOUT EXHIBITS, MAY BE OBTAINED WITHOUT CHARGE FROM THE CORPORATE SECRETARY AT 1000 SIX PPG PLACE, PITTSBURGH, PENNSYLVANIA 15222-5479. Financial statements are also on file with the Securities and Exchange Commission, Washington, D.C., and the New York Stock Exchange.

                 1997 ANNUAL MEETING AND SHAREHOLDER PROPOSALS

     The 1997 Annual Meeting of Shareholders is tentatively scheduled for May 16, 1997. Proposals of shareholders intended to be presented at the 1997 Annual Meeting of Shareholders must be received no later than November 20, 1996 for inclusion in the Proxy Statement and proxy card for that meeting.

                                        By order of the Board of Directors

                                                 /s/ Jon D. Walton

                                                   JON D. WALTON
                                            Vice President-General Counsel
                                                    and Secretary

Dated: March 20, 1996

                                   EXHIBIT A

                          ALLEGHENY LUDLUM CORPORATION
               1996 NON-EMPLOYEE DIRECTOR STOCK COMPENSATION PLAN

ARTICLE I. GENERAL

     1.01 Purpose. It is the purpose of the Plan to promote the interests of the Company and its shareholders by attracting, retaining and providing an incentive to Non-Employee Directors through the acquisition of a proprietary interest in the Company and an increased personal interest in its continued successful performance and progress. This purpose will be served by providing for the automatic payment of a portion of the Director's Fee Payment in the form of Common Stock and giving Non-Employee Directors an opportunity to elect to receive Common Stock in lieu of the portion of the Director's Fee Payment otherwise payable in cash.

     1.02 Adoption and Term. The Plan has been approved by the Board and shall become effective as of the date of the Company's annual meeting of shareholders to be held in 1996 if approved by the shareholders at such meeting. The Plan will be approved if at such meeting a quorum is present and the votes of the holders of a majority of the securities of the Company present or represented at such meeting and entitled to vote with respect to the Plan are cast in favor of its approval. The Plan shall terminate without further action upon the earlier of (a) the tenth anniversary of the effective date and (b) the first date upon which no shares of Common Stock remain available for issuance under the Plan.

     1.03 Definitions. As used herein the following terms have the following meanings:

     (a)  "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

     (c) "Common Stock" means the common stock, par value $0.10 per share, of the Company.

     (d) "Company" means Allegheny Ludlum Corporation, a Pennsylvania corporation, and any successor thereto.

     (e) "Compensation Year" means each calendar year or portion thereof during which the Plan is in effect.

     (f)  "Director" means a member of the Board.

     (g) "Director's Fee Payment" means the dollar value of that portion of the annual retainer fee payable by the Company to a Non-Employee Director as of a particular Quarterly Payment Date, as established by the Board and in effect from time to time. For this purpose, shares of Common Stock issuable to a Non-Employee Director under the Allegheny Ludlum Corporation Director Share Incentive Plan shall be disregarded.

     (h)  "Employee" means any employee of the Company or an affiliate.

     (i) "Fair Market Value" means, as of any given date, the average of the high and low trading prices of the Common Stock on such date as reported on the New York Stock Exchange or, if the Common Stock is not then traded on the New York Stock Exchange, on such other national securities exchange on which the Common Stock is admitted to trade, or, if none, on the National Association of Securities Dealers Automated Quotation System if the Common Stock is admitted for quotation thereon; provided, however, if there were no sales reported as of such date, Fair Market Value shall be computed as of the last date preceding such date on which a sale was reported; provided, further, that if any such exchange or quotation system is closed on any day on which Fair Market Value is to be determined, Fair Market Value shall be determined as of the first date immediately preceding such date on which such exchange or quotation system was open for trading.

     (j)  "Non-Employee Director" means a Director who is not an Employee.

     (k) "Non-Employee Director Notice" means a written notice by a Non-Employee Director, filed in accordance with Section 4.02, to receive in the form of shares of Common Stock all or a portion of the Director's Fees Payment otherwise payable to the Non-Employee Director in cash.

     (l) "Plan" means this Allegheny Ludlum Corporation 1996 Non-Employee Director Stock Compensation Plan, as it may hereafter be amended from time to time.

     (m) "Quarterly Payment Date" means each of the quarterly dates on which the Director's Fee Payment is paid by the Company.

     1.04 Number of Shares. Subject to adjustment in accordance with Section 5.01, up to an aggregate of 250,000 shares of Common Stock may be issued under the Plan. Such shares may be authorized and unissued shares or shares which shall have been issued and subsequently reacquired by the Company.

ARTICLE II. ADMINISTRATION

     2.01 The Board. The Plan shall be administered by the Board. Subject to the provisions of the Plan, the Board shall interpret the Plan, promulgate, amend and rescind rules and regulations relating to the Plan and make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Board shall be final and conclusive. Notwithstanding the foregoing, the Board shall have or exercise no discretion with respect to the selection of persons eligible to participate hereunder, the determination of the number of shares of Common Stock issuable to any person or any other aspect of Plan administration with respect to which such discretion is not permitted in order for grants of shares of Common Stock to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

ARTICLE III. PARTICIPATION

     3.01 Participants. Each Non-Employee Director shall participate in the Plan on the terms and conditions hereinafter set forth.

ARTICLE IV. PAYMENT OF DIRECTOR'S FEES

     4.01 In General. The Director's Fee Payment shall be paid to each Non-Employee Director, as of each Quarterly Payment Date, as set forth in the Plan and subject to such other payment policies and procedures as the Board may establish from time to time. One-fourth (1/4) of the Director's Fee Payment shall automatically be paid in the form of shares of Common Stock as set forth in Section 4.02. The remaining three-fourths (3/4) of the Director's Fee Payment shall be paid in cash except to the extent that a Non-Employee Director elects in accordance with Section 4.03 to receive such amount in the form of shares of Common Stock.

     4.02 Automatic Stock Portion. As of each Quarterly Payment Date, each individual elected, reelected or continuing as a Non-Employee Director shall receive a number of shares of Common Stock equal to the quotient obtained by dividing (i) one-fourth (1/4) of the Director's Fee Payment in effect on such Quarterly Payment Date by (ii) the Fair Market Value per share of the Common Stock on such Quarterly Payment Date. Cash shall be paid in lieu of any fractional shares.

     4.03 Elective Stock Portion.

     (a) Election Procedures. A Non-Employee Director may elect to have all or a portion of the Director's Fee Payment otherwise payable to him or her in cash for a Compensation Year paid in the form of shares of Common Stock by filing a Non-Employee Director Notice with the Corporate Secretary of the Company prior to the commencement of such Compensation Year; provided, however, that in the case of the first Compensation Year for which the Plan is in effect, such Non-Employee Director Notice must be filed no later than thirty (30) days after the effective date of the Plan; and provided further, however, that in the case of the Compensation Year in which a Non-Employee Director first becomes a member of the Board, such Non-Employee Director Notice must be filed no later than thirty (30) days after the commencement of Board service; and in either event such Non-Employee Director Notice will be effective as of the first Quarterly Payment Date occurring after the date such Notice is filed. Each Non-Employee Director Notice shall specify the percentage of the portion of the Director's Fee Payment otherwise payable in cash, if any, that the Non-Employee Director elects to receive in the form of shares of Common Stock in accordance with this
Section 4.03. Any election made by a Non-Employee Director under this Section
4.03 shall continue in effect for all future Compensation Years unless it is revoked in writing by such Non-Employee Director, with any such revocation to be effective no earlier than the first Compensation Year that commences after such revocation is received by the Corporate Secretary of the Company. The Company may impose rules regarding the timing of elections under this Section 4.03(a) if necessary or desirable to ensure the qualification under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, of issuances of shares of Common Stock pursuant to such elections.

     (b) Conversion to Shares. Each Non-Employee Director who has duly filed a Non-Employee Director Notice in accordance with this Section 4.03 with respect to a Compensation Year and who is elected or reelected or is a continuing Non-Employee Director as of the date of commencement of such Compensation Year and as of the applicable Quarterly Payment Date shall receive as of each Quarterly Payment Date during such Compensation Year a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of the Non-Employee Director's Director's Fee Payment identified in such Non-Employee Director Notice by (ii) the Fair Market Value of the Common Stock per share on such Quarterly Payment Date. Cash shall be paid in lieu of any fractional shares.

ARTICLE V. MISCELLANEOUS

     5.01 Adjustments Upon Changes in Common Stock. The number and kind of shares available for issuance under the Plan shall be appropriately adjusted to prevent dilution or enlargement of rights by reason of any stock dividend, stock split, combination or exchange of shares, recapitalization, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the shares issuable under the Plan.

     5.02 Amendment. The Board shall have complete power and authority to amend the Plan at any time; provided, however, that the Board shall not, without the affirmative approval of the shareholders of the Company, increase the number of shares of Common Stock available for issuance hereunder or make any other amendment which requires shareholder approval under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, unless the Board determines that such compliance is no longer desired, or under any other applicable law; and provided, further, that the Board shall not amend more than once every six months any provisions which may not be so amended in order for issuances of shares of Common Stock hereunder to be exempt under Rule 16b-3 under the Securities Exchange Act of 1934, as amended, other than amendments to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, or the rules thereunder.

     5.03 Termination. The Board shall have the right and the power to terminate the Plan at any time.

     5.04 Requirements of Law. The issuance of Common Stock under the Plan shall be subject to all applicable laws, rules and regulations and to such approval by governmental agencies as may be required.

     5.05 No Guarantee of Membership. Nothing in the Plan shall confer upon a Non-Employee Director any right to continue to serve as a Director.

     5.06 Construction. Words of any gender used in the Plan shall be construed to include any other gender, unless the context requires otherwise.

                                   EXHIBIT B

                  PERFORMANCE SHARE PLAN FOR KEY EMPLOYEES OF
                 ALLEGHENY LUDLUM CORPORATION AND SUBSIDIARIES
                           (AS AMENDED AND RESTATED)

                                   ARTICLE I

                                    PURPOSE

     The purposes of the Performance Share Plan For Key Employees of Allegheny Ludlum Corporation and Subsidiaries are to promote the growth and profitability of Allegheny Ludlum Corporation and its subsidiaries, to provide key employees with an incentive to achieve long-term corporate objectives and to attract and retain key employees of outstanding competence.

                                   ARTICLE II

                                  DEFINITIONS

     The following terms shall have the meanings shown:

     2.01 "Award Period" shall mean the time period established by the Committee pursuant to Article IV of the Plan for the purpose of measuring attainment of performance objectives.

     2.02 "Board of Directors" shall mean the Board of Directors of the Corporation.

     2.03 "Chief Executive Officer" shall mean the chief executive officer of the Corporation.

     2.04 "Committee" shall mean the Personnel and Compensation Committee of the Board of Directors which may be appointed from time to time by the Board of Directors, subject to the provisions of Section 3.1(a) hereof.

     2.05 "Common Stock" shall mean common stock, $0.10 par value per share, of the Corporation.

     2.06 "Corporation" shall mean Allegheny Ludlum Corporation.

     2.07 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.08 "Executive Officer" shall mean an "officer" of the Corporation as defined in Rule 16a-1(f) as promulgated by the Securities and Exchange Commission under the Exchange Act, as such Rule may be amended from time to time.

     2.09 "Fair Market Value" shall mean the fair market value of shares of Common Stock, as determined by the Committee in its discretion. The Committee may change from time to time any method or formula by which it determines Fair Market Value.

     2.10 "Grantee" shall mean a Key Employee to whom a Unit or Units have been granted.

     2.11 "Key Employee" shall mean (a) an employee who is an Executive Officer (subject to the second sentence of this subsection) and (b) any other employee of the Corporation or a Subsidiary who is, in the judgment of the Chief Executive Officer, responsible to a material extent for the profitability and continued growth of the Corporation and Subsidiaries. Directors of the Corporation who are not otherwise officers or employees of the Corporation and directors who are members of the Committee may not be designated as Key Employees.

     2.12 "Plan" shall mean the Performance Share Plan For Key Employees of Allegheny Ludlum Corporation and Subsidiaries.

     2.13 "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act, as in effect prior to May 1, 1991 until the Committee elects otherwise and thereafter as such Rule may be amended from time to time.

     2.14 "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     2.15 "Subsidiary" shall mean any corporation at least a majority of whose outstanding voting shares shall at the time be owned by the Corporation or by one or more Subsidiaries.

     2.16 "Unit" shall mean a unit denominated in a fixed dollar amount and/or shares of Common Stock in such form and amount as the Committee shall determine as of the date of grant of such Unit in accordance with the provisions hereof.

                                  ARTICLE III

                                    GENERAL

     3.1 Administration.

     (a) The Plan shall be administered by the Committee. The Committee will be constituted so as to qualify awards for exemption under Rule 16b-3 and as "performance-based compensation" for the purposes of Section 162(m), with respect to the participation of Executive Officers in the Plan.

     (b) The Chief Executive Officer shall designate which employees, in addition to the Executive Officers, are Key Employees. The Committee shall (i) grant awards pursuant to the Plan; (ii) prescribe such limitations and restrictions as the Committee shall deem appropriate; and (iii) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

     (c) All such actions shall be final, conclusive and binding upon the Key Employees. Neither the Chief Executive Officer nor any member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award thereunder.

     3.2 Grant of Units. The Committee shall select from among the Key Employees those individuals who shall be granted awards under the Plan. The Committee shall determine the number, form and amount of Units to be granted to a Grantee. In granting such awards and determining their form and amount, consideration shall be given to the recommendations of the Chief Executive Officer, the functions and responsibilities of the Grantee, the Grantee's potential contributions to the profitability and sound growth of the Corporation and such other factors as shall be deemed relevant.

                                   ARTICLE IV

                     ESTABLISHMENT OF CORPORATE OBJECTIVES

     During the first ninety days of a fiscal year or prior to such fiscal year, the Committee shall determine whether to establish an Award Period commencing with the beginning of such fiscal year and the appropriate length of the Award Period. If the Committee establishes an Award Period, the Committee, in consultation with the Chief Executive Officer, shall determine the financial objectives of the Corporation and its Subsidiaries to be achieved during such Award Period and the basis on which Units granted for such Award Period shall vest upon either partial achievement of the corporate objectives or upon the meeting or surpassing of the corporate objectives. The performance goals shall meet the requirements of an objective formula under Section 162(m), unless the Committee determines otherwise.

                                   ARTICLE V

                                 GRANT OF UNITS

     5.1 Grant of Units. The Committee, subject to the provisions of the Plan, may grant Units, or fractions thereof, to Key Employees and determine (and the Performance Unit Agreement shall state) the number, form and amount of Units granted to the respective Grantees and such other terms and conditions as the Committee may consider appropriate. In taking such action, consideration shall be given to the recommendations of the Chief Executive Officer. Notwithstanding any other provision of the Plan, no Executive Officer who is a "covered employee" under Section 162(m) shall receive, with respect to any Award Period, Units in respect of more than 100,000 shares of Common Stock and more than $500,000 in cash.

     5.2 Performance Unit Agreements. Units granted to a Key Employee under the Plan shall be evidenced by a written "Performance Unit Agreement", to be entered into between the Corporation and the Key Employee and to contain such terms and conditions as the Committee may consider appropriate in each case.

     5.3 Grantee Account. At such time as it shall be determined by the Committee that the objectives for such Award Period shall have been fully or partially achieved or surpassed, the Corporation shall establish and maintain a bookkeeping account for each Grantee who shall have been granted Units for such Award Period and shall credit to such account a dollar amount and/or the number of shares of Common Stock equal to the dollar value and/or the number of shares of Common Stock of the Units to which the Grantee becomes entitled pursuant to his Performance Unit Agreement.

     5.4 Payment of Grantee Account. The dollar amount and/or the number of shares of Common Stock credited to a Grantee's bookkeeping account shall be paid to the Grantee in installments; provided, however, that a Grantee must be then and have continuously been an employee of the Corporation or any of its Subsidiaries from the date of the grant of the Units to the date of each installment payment. The installment payments shall be in the amount and/or the number of shares of Common Stock as follows: thirty-three and one-third percent (33 1/3%) of the total dollar amount and number of shares of Common Stock credited to the Grantee's account on or before the first day of the calendar month following the calendar month in which the amount was credited to the account and an additional thirty-three and one-third percent (33 1/3%) on or before the first business day of January of each succeeding calendar year thereafter, until such amount is completely distributed. Fractional shares shall not be distributed but shall be aggregated and paid in the last maturing installment. Notwithstanding the foregoing, in the event of the death of the Grantee, total disability of the Grantee (as determined by the Committee in its sole discretion) or retirement of the Grantee with the consent of the Chief Executive Officer or, in the case the Grantee is the Chief Executive Officer, with the consent of the Committee, and pursuant to a pension plan maintained by the Corporation or a Subsidiary, any unpaid installments shall be paid to the Grantee or his estate, as the case may be, in due course as if the Grantee had remained an employee of the Corporation.

                                   ARTICLE VI

                 AGGREGATE LIMITATION ON SHARES SUBJECT TO PLAN

     Shares of Common Stock which may be issued pursuant to Units granted under the Plan may be either authorized and unissued shares or authorized and issued shares of Common Stock held by the Corporation as treasury shares. The number of shares of Common Stock reserved for issuance under the Plan shall not exceed 2,250,000 shares, which amount has been adjusted to reflect the stock splits effective July 2, 1990 and July 1, 1993, subject to further adjustment pursuant to Section 7.10 hereof; provided, however, if any Units shall be cancelled prior to the expiration of the Award Period and prior to its exercise in full for any reason, the shares subject to such Units shall be thereafter available under the Plan.

                                  ARTICLE VII

                                 MISCELLANEOUS

     7.1 General Restriction. Any Unit denominated in Common Stock under the Plan shall be subject to the requirement that if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body or any other agreement or consent is necessary or desirable as a condition of the granting of a Unit or issuance of shares of Common Stock or cash in satisfaction thereof, such grant of a Unit or issuance of shares of Common Stock may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

     7.2 Non-Assignability. No Unit granted under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, any Unit shall be exercisable only by such individual. No assignment or transfer of a Unit or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Units shall terminate and become of no further effect.

     7.3 Withholding Taxes. Whenever the Corporation makes payments under the Plan, in whole or in part, the Corporation shall notify the Key Employee of the amount of withholding tax, if any, which must be paid under federal and, where applicable, state and local law. The Corporation shall, in the discretion of the Corporation, but with the consent of the Committee, arrange for payment for such withholding taxes in any one or combination of the following ways: (i) acceptance of an amount in cash paid by the Key Employee, (ii) deduction of amounts for withholding taxes from Key Employee's regular salary payments, (iii) deduction of amounts for withholding taxes from amounts of cash payable as an installment under the Plan, (iv) reduction in the number of shares to be issued in an installment by that number of shares having a Fair Market Value equal to the amount which the Corporation is required to withhold and/or (v) acceptance of whole shares of Common Stock already owned by the Key Employee, having a Fair Market Value equal to the amount the Corporation is required to withhold. If the full amount of the withholding tax is not recovered in the above manner, the Key Employee shall, forthwith upon receipt of notice, remit the deficiency to the Corporation. No certificates for shares of Common Stock shall be issued or delivered to a Key Employee under the Plan until all applicable taxes shall have been satisfied in full.

     7.4 Delivery of Certificates. As soon as practicable after compliance by a Key Employee with all applicable conditions, the Corporation will issue and deliver by mail, or cause delivery by mail to the Key Employee at the address specified, certificates registered in the name of the Key Employee for the number of shares of Common Stock which the Key Employee is entitled to receive (subject to reduction for withholding tax as provided in Section 7.3 hereof) under the provisions of the Plan and the Performance Unit Agreement.

     7.5 No Right to Employment. Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any employee the right to continue in the employ of the Corporation or Subsidiary or affect any right which the Corporation or a Subsidiary may have to terminate the employment of any employee.

     7.6 Non-Uniform Determinations. The actions and recommendations of the Chief Executive Officer and the determinations by the Committee under the Plan (including without limitation the determinations by the Chief Executive Officer and the Committee of the persons to receive awards, and the determinations by the Committee of the form, amount and timing of such awards, and the terms and provisions of such awards) need not be uniform and may be made by the Chief Executive Officer or the Committee, as the case may be, selectively among persons who receive, or are eligible to receive awards under the Plan, whether or not such persons are similarly situated.

     7.7 Amendment or Termination of the Plan. The Board may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable; provided, however, that without shareholder approval, the Board of Directors may not (i) increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than increases permitted under Paragraph 7.10 hereof), (ii) extend the term of the Plan, or (iii) extend the period during which Units may be granted. The termination or amendment of the Plan shall not, without the consent of a Grantee, affect such Grantee's rights under a previous grant of Units.

     7.8 Investment Representation. Each Performance Unit Agreement may provide that the Key Employee shall deliver to the Committee, upon demand by the Committee, at the time of any payment of an installment which contains shares of Common Stock a written representation that the shares to be acquired are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to delivery of any shares shall be a condition precedent to the right of the Key Employee to receive any shares.

     7.9 No Rights as Shareholders. Recipients of Units denominated in Common Stock under the Plan shall have no rights as shareholders of the Corporation with respect thereto unless and until certificates for shares of Common Stock are issued to them.

     7.10 Adjustment of Units. In the event of any change or changes in the outstanding Common Stock of the Corporation by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any rights offering to purchase a substantial amount of Common Stock at below fair market value or of any similar change affecting the Common Stock, any of which takes effect after the first grant of a Unit under the Plan, the Committee may, in its discretion, appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Units theretofore granted under the Plan, and any and all other adjustments deemed appropriate by the Committee to prevent substantial dilution or enlargement of the rights granted to a Key Employee in such manner as the Committee shall deem appropriate.

     7.11 Units Not a Bar to Corporate Event. The existence of the Units granted hereunder shall not affect in any way the right or the power of the Corporation or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                                  ARTICLE VIII

              EFFECTIVE DATE OF THE PLAN; CONTINGENT EFFECTIVENESS

     The Plan became effective on the closing on the initial public offering by the Corporation of shares of Common Stock in a transaction registered under the Securities Act of 1933 on Form S-1. The effectiveness of the amendment and restatement of the Plan is conditioned upon approval, at a regular or special meeting at which a quorum is present and votes, by the holders of a majority of the securities of the Corporation present or represented at such meeting and entitled to vote with respect to the Plan.

                                   ARTICLE IX

                            TERMINATION OF THE PLAN

     The Plan shall expire on January 1, 2007.

                                   ARTICLE X

                             RULE 16B-3 COMPLIANCE

     It is intended, unless the Committee shall determine otherwise, that the Plan comply with Rule 16b-3, and that all interpretations of the Plan relating to Executive Officers shall be consistent with such Rule and the Exchange Act. In order to maintain compliance with such Rule and the Exchange Act and to facilitate and promote the conformity of the transactions of Executive Officers under the Plan with such Rule, the Committee may adopt such rules and policies as it deems advisable, including, but not limited to, rules and policies restricting the timing of the reduction in the number of shares to be issued in an installment pursuant to Section 7.3 hereof, and any related rules or policies delaying payments pursuant to Section 5.4 hereof, and any election with respect thereto.

                                   ARTICLE XI

                           SECTION 162(M) COMPLIANCE

     It is intended, unless the Committee shall determine otherwise, that the Plan comply with Section 162(m), and that all interpretations of the Plan relating to Executive Officers who are "covered employees" as defined in Section 162(m) shall be consistent with such Section. In order to maintain compliance with such Section, the Committee may adopt such rules and policies as it deems advisable.

                                   EXHIBIT C

                          ALLEGHENY LUDLUM CORPORATION
                          STOCK OPTION INCENTIVE PLAN
                           (AS AMENDED AND RESTATED)

ARTICLE I. PURPOSES OF THE PLAN

     The purposes of the Allegheny Ludlum Corporation Stock Option Incentive Plan are to promote the growth and profitability of Allegheny Ludlum Corporation, to provide key employees of Allegheny Ludlum Corporation and of any corporation the majority of the voting stock of which is owned by Allegheny Ludlum Corporation with an incentive to achieve long-term corporate objectives, to attract and retain key employees of outstanding competence and to provide key employees with an opportunity to acquire an equity interest in Allegheny Ludlum Corporation.

ARTICLE II. DEFINITIONS

     As used herein, the following terms shall have the meanings set forth:

     2.01 "Award" shall mean the grant of a Stock Option and/or a Stock Appreciation Right under the Plan.

     2.02 "Award Agreement" shall mean the agreement between the Optionee and the Company evidencing the grant of Stock Options and/or Stock Appreciation Rights under the Plan, which Award Agreement shall contain such terms, conditions and restrictions as the Committee may deem advisable; provided, however, Award Agreements entered into at different times or with different Optionees need not contain similar provisions.

     2.03 "Board" shall mean the Board of Directors of the Company.

     2.04 "CEO" shall mean the Chief Executive Officer of the Company.

     2.05 "Committee" shall mean the Personnel and Compensation Committee of the Board, subject to the provisions of Section 3.4(a) hereof.

     2.06 "Common Stock" shall mean common stock, $0.10 par value per share, of the Company.

     2.07 "Company" shall mean Allegheny Ludlum Corporation.

     2.08 "Eligible Participants" shall mean (i) those officers and key employees of the Company, or of any corporation the majority of the voting stock of which is owned by the Company, designated by the Board in accordance with the procedures set forth in Article III hereof as eligible to receive an Award under the Plan, and (ii) subject to the following sentence, all Executive Officers of the Company. Directors of the Company who are not otherwise officers or employees of the Company and Directors who are members of the Committee may not be designated as Eligible Participants.

     2.09 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     2.10 "Executive Officer" shall mean an "officer" of the Company as defined in Rule 16a-1(f) as promulgated by the Securities and Exchange Commission under the Exchange Act, as such Rule may be amended from time to time.

     2.11 "Fair Market Value" shall mean the fair market value of shares of Common Stock, as determined by the Committee in its discretion. The Committee may change from time to time any method or formula by which it determines Fair Market Value.

     2.12 "Optionee" shall mean an Eligible Participant who has received a grant of Stock Options and/or Stock Appreciation Rights under the Plan. Whenever the word "Optionee" is used in any provision of the Plan in circumstances where the provision should logically be construed to apply to executors, administrators or the person or persons to whom the Stock Options and/or Stock Appreciation Rights may be transferred by will or the laws of descent or distribution, the word "Optionee" shall be deemed to include such executors, administrators or person or persons.

     2.13 "Option Period" shall mean the period or periods beginning on the date on which a Stock Option or Stock Appreciation Right is granted and ending on the last day on which such Stock Option or Stock Appreciation Right may be exercised by an Optionee, as determined by the Committee upon recommendation of the CEO and as set forth in the Award Agreement; provided, however, no Option Period may extend beyond the tenth anniversary of the date of granting the related Stock Option or Stock Appreciation Right.

     2.14 "Option Price" shall mean (i) with respect to Stock Options, the price at which a share of Common Stock may be purchased pursuant to Stock Options granted under the Plan upon exercise thereof, and (ii) with respect to Stock Appreciation Rights, the price at which a Stock Appreciation Right may be exercised, as such Option Price may be adjusted from time to time in accordance with the provisions of Article V and Section 9.8 hereof and the terms of the Award Agreement.

     2.15 "Plan" shall mean the Allegheny Ludlum Corporation Stock Option Incentive Plan, as amended from time to time pursuant to Section 9.10 hereof.

     2.16 "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Securities and Exchange Commission under the Exchange Act, as in effect prior to May 1, 1991 until the Committee elects otherwise and thereafter as such Rule may be amended from time to time.

     2.17 "Section 162(m)" shall mean Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     2.18 "Stock Appreciation Right" shall mean a right which upon exercise shall entitle the Optionee to receive for each share of Common Stock subject to such Stock Appreciation Right the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of such exercise over the Option Price.

     2.19 "Stock Option" shall mean the right and option of an Optionee to purchase the aggregate number of shares of Common Stock as is set forth in the Award Agreement.

     2.20 "Termination Date" shall mean the date upon which this Plan terminates, which shall be January 1, 2007.

ARTICLE III. OPERATION OF THE PLAN

     3.1 Designation of Eligible Participants

     (a)  Designation of Eligible Participants by Board

     The Board, upon recommendation made in accordance with Section 3.1(b) hereof, shall determine and designate those officers and key employees of the Company or of any corporation the majority of the voting stock of which is owned by the Company, in addition to the Executive Officers, who shall be eligible to participate in the Plan. The Board shall make such determination and designation only from those individuals, job classifications or other descriptions of officers and key employees recommended to the Board in accordance with Section 3.1(b) hereof.

     (b)  Procedure for Recommendation to the Board

          (i)  Recommendation by CEO

          Any and all recommendations concerning eligibility to participate in the Plan shall be initiated by the CEO. The CEO may, at such times and from time to time as he may determine in his discretion, recommend to the Committee those officers and key employees, by naming such individuals, by describing job classifications or otherwise describing the persons or classes of employees, whom the CEO in his discretion considers to be officers or key employees eligible to participate in the Plan. The CEO may, from time to time, as he may determine in his discretion, recommend the addition of such individuals, job classifications or other descriptions of employees to those previously designated as Eligible Participants or the deletion of Eligible Participants from those previously designated as eligible to participate.

          (ii)  Review by Committee

          The Committee shall review each recommendation of the CEO as soon as practicable after presentation of such recommendation by the CEO. Upon such review, the Committee shall recommend to the Board those individuals, job classifications or other descriptions of employees from among those recommended by the CEO which the Committee, in its discretion, considers to be officers or key employees eligible to participate in the Plan.

     (c)  Designation of Eligibility Does Not Require Grant of Options

     Designation of an officer or key employee as an Eligible Participant shall not require the CEO to recommend the grant of an Award or the Committee to grant an Award to such Eligible Participant, either upon initial designation or from time to time thereafter.

     3.2 Grant of Stock Options and/or Stock Appreciation Rights

     (a)  Grant by Committee

     The Committee, upon recommendation made in accordance with Section 3.2(b) hereof, may grant Stock Options and/or Stock Appreciation Rights under the Plan to any Eligible Participant recommended to receive an Award whether or not such Eligible Participant has previously received an Award under the Plan, in respect to an amount of shares and subject to such restrictions as the Committee may deem appropriate, in its discretion but only upon the recommendation of the CEO in accordance with Section 3.2(b) hereof. Notwithstanding any other provision of the Plan, no Executive Officer who is a "covered employee" under Section 162(m) shall receive, with respect to any Award, awards in respect of more than 100,000 shares of Common Stock.

     (b)  Procedure for Recommendation

     Any and all recommendations concerning the grant of an Award under the Plan, including but not limited to the identity of the Eligible Participant, the form of the Award and the number of shares subject to Stock Options or Stock Appreciation Rights in an Award granted to an Eligible Participant, shall be initiated by the CEO. The CEO may, at such times and from time to time as he may determine, recommend to the Committee the identity of the Eligible Participant(s) to whom an Award should be granted together with (i) the number of shares subject to Stock Options and/or Stock Appreciation Rights to be granted to each Eligible Participant so recommended, (ii) the respective Option Periods applicable thereto and (iii) any restrictions or other terms and conditions applicable to Stock Options and/or Stock Appreciation Rights. The Committee shall review each recommendation of the CEO as soon as practicable after presentation of such recommendation by the CEO.

     (c)  General

     The CEO, in recommending, and the Committee, in granting, such Awards and determining their form and amount, shall give consideration to the functions and responsibilities of the Eligible Participant, his or her contributions to profitability and sound growth of the Company and such other factors as the CEO and the Committee, as the case may be, may deem appropriate. An Optionee, upon receipt of a grant of an Award, shall state his or her good faith intention to continue as an employee of the Company for such period (but not less than six months) from the date of the grant of the Award as shall be provided in the Award Agreement, subject to the right of the Company to terminate the employment of the Optionee at any time. No Award may be granted to an Eligible Participant within six months of the Eligible Participant's expected retirement date. No Stock Option or Stock Appreciation Right may be granted under the Plan after December 31, 2006, or such earlier date as may be determined by the Board.

     3.3 Vesting of Stock Options and/or Stock Appreciation Rights

     Stock Options and Stock Appreciation Rights granted under the Plan shall not be immediately exercisable but shall become exercisable in accordance with a vesting schedule set forth in the Award Agreement evidencing such grant. Except as permitted by the Committee upon recommendation of the CEO, no Award Agreement may set forth a vesting schedule which provides for vesting more rapid than the rate of one third of the number of shares subject to such Award Agreement on each of the third, fourth and fifth anniversaries of the grant of such Award. Stock Options and Stock Appreciation Rights, to the extent vested under the schedule set forth in the Award Agreement, shall be separately exercisable in whole or in part.

     3.4 General Administration

     (a) The Plan shall be administered by the Committee. The Committee shall be constituted so as to qualify awards for exemption under Rule 16b-3 and as "performance-based compensation" for the purposes of Section 162(m), with respect to the participation of Executive Officers in the Plan.

     (b) The Committee shall have the authority in its sole discretion from time to time: (i) upon recommendation of the CEO, to grant Awards provided for in the Plan; (ii) to prescribe such limitations, restrictions and conditions upon any such Stock Options and/or Stock Appreciation Rights as the Committee, upon recommendation of the CEO, shall deem appropriate; and (iii) to interpret the Plan, to adopt, amend and rescind rules and regulations relating to the Plan, and to make all other determinations and to take all other actions necessary or advisable for the implementation and administration of the Plan. A majority of the Committee shall constitute a quorum, and the action of a majority of members of the Committee present at any meeting at which a quorum is present, or acts unanimously adopted in writing without the holding of a meeting, shall be the acts of the Committee.

     (c) All such actions of the Committee shall be final, conclusive and binding upon Eligible Participants and Optionees. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any grant hereunder.

ARTICLE IV. AGGREGATE LIMITATION ON SHARES SUBJECT TO PLAN

     Shares of Common Stock which may be issued pursuant to Stock Options or Stock Appreciation Rights granted under the Plan may be either authorized and unissued shares or authorized and issued shares of Common

Stock held by the Company as treasury shares. The number of shares of Common Stock reserved for issuance under the Plan shall not exceed 5,400,000 shares, as adjusted to reflect the stock splits effective July 2, 1990 and July 1, 1993, subject to further adjustment pursuant to Section 9.8 hereof; provided, however, if any Stock Option or Stock Appreciation Right shall expire or be cancelled prior to its exercise in full for any reason, the shares subject to such Stock Option or Stock Appreciation Right shall be thereafter available under the Plan.

ARTICLE V. OPTION PRICE

     5.1 Option Price on Date of Grant

     The Option Price on the date of grant of Stock Options or Stock Appreciation Right under the Plan shall be determined by the Committee upon recommendation of the CEO and shall be an amount not less than the Fair Market Value of a share of Common Stock at the time such Stock Option or Stock Appreciation Right is granted.

     5.2 Adjustments to Option Price

     In addition to the adjustments provided in Section 9.8, upon recommendation by the CEO the Committee may grant Stock Options and/or Stock Appreciation Rights which provide that the Option Price on the date of exercise shall be determined by subtracting from the Option Price on the date of grant, as determined under Section 5.1 and set forth in the Award Agreement, a percentage of the excess, if any, of (i) the Fair Market Value of a share of Common Stock as of the date of exercise over (ii) the Option Price on the date of grant, provided, however, that in no event may the Option Price, as adjusted, be less than $1.00.

ARTICLE VI. OPTION PERIODS; RIGHTS UPON RETIREMENT, DEATH OR DISABILITY

     6.1 Option Period

     Each Award Agreement shall state the period or periods within which a Stock Option or Stock Appreciation Right may, to the extent then vested, be exercised or surrendered by the Optionee, in whole or in part, which period shall be as determined by the Committee upon recommendation of the CEO; provided, however, except as otherwise determined by the Committee upon recommendation of the CEO, each Option Period shall cease upon termination of an Optionee's employment with the Company. Except as so determined by the Committee upon recommendation of the CEO, an Optionee may not exercise a Stock Option or Stock Appreciation Right, in whole or in part, after such termination of employment.

     6.2 Rights in the Event of Retirement

     Notwithstanding Section 6.1 hereof, if an Optionee retires with the consent of the Company without having fully exercised or surrendered the then vested portion of a Stock Option or Stock Appreciation Right, no additional shares shall vest after the date of such retirement unless otherwise provided by the Committee but the Optionee shall have the right to exercise the outstanding and then exercisable portion of such Stock Option and/or Stock Appreciation Right, or to surrender the outstanding and then exercisable portion of such Stock Option and/ or Stock Appreciation Right pursuant to Article VII hereof at any time prior to the earlier of (i) the end of the Option Period set forth in the Award Agreement or (ii) the third anniversary of the date of such retirement.

     6.3 Rights in the Event of Death or Disability

     Notwithstanding Section 6.1 hereof, if an Optionee dies or becomes disabled without having fully exercised or surrendered the then vested portion of a Stock Option and/or Stock Appreciation Right, no additional shares shall vest after the date of such death or disability unless otherwise provided by the Committee but the Optionee and the executors, administrators, legatees or distributees of the Optionee shall have the right, to the extent of their respective custody and control, to exercise the outstanding and then exercisable portion of such Stock Option and/or Stock Appreciation Right, or to surrender the outstanding and then exercisable portion of the Stock Option and/or Stock Appreciation Right, pursuant to Article VII hereof, at any time prior to the earlier of (i) the end of the Option Period set forth in the Award Agreement or (ii) the third anniversary of the date of death or disability. Disability shall mean full, permanent disability as determined by the Committee. The date of disability shall be determined by the Committee.

ARTICLE VII. SURRENDER OF OPTIONS AND STOCK APPRECIATION RIGHTS

     In addition to the rights to surrender Stock Options and/or Stock Appreciation Rights, to the extent then exercisable, as provided in Section 6.2 hereof and Section 6.3 hereof, the Committee may authorize, upon such conditions and restrictions as it deems advisable, the surrender, to the extent then exercisable, of the right to exercise a Stock Option and/or Stock Appreciation Right, or any portion thereof, and the payment by the Company in exchange therefor of an amount, after withholding for taxes as provided in Section 8.4 hereof, equal to the excess of the Fair Market Value of the shares of Common Stock covered by the Stock Option and/or Stock Appreciation Right, or portion thereof, surrendered over the aggregate Option Price of such shares. Such payment may be made in shares of Common Stock valued at Fair Market Value or in cash or partly in cash and partly in shares of Common Stock, as the Committee deems advisable. The shares of Common Stock covered by any Stock Option or Stock Appreciation Right, or portion of either, as to which the right to exercise shall have been so surrendered shall not again be available for purposes of the Plan. Any shares of Common Stock delivered upon any such surrender may be authorized unissued or reacquired Common Stock and shall not be charged against the number of shares of Common Stock available for grant of Stock Options under the Plan.

ARTICLE VIII. MANNER OF EXERCISE, PAYMENT OF PURCHASE PRICE AND WITHHOLDING

     8.1 Exercise of Options

     A Stock Option may be exercised by an Optionee from time to time, in whole or in part, independent of any Stock Appreciation Right to the extent then exercisable by delivering an irrevocable written notice to the Committee of his or her intent to exercise the Stock Option with respect to a specified number of shares. The specified number of shares will be issued and transferred to the Optionee upon receipt by the Committee of (i) such notice and (ii) payment, including applicable taxes, for such shares.

     8.2 Payment of Purchase Price

     The purchase price of the shares for which a Stock Option may be exercised shall be paid to the Company, prior to the delivery of the shares being purchased in the form of, at the discretion of the Optionee, (i) cash, (ii) whole shares of Common Stock already owned by the Optionee, valued at their Fair Market Value as of the day immediately preceding the date of exercise or (iii) a combination of cash and Common Stock equal in value to the purchase price.

     8.3 Exercise of Stock Appreciation Rights

     A Stock Appreciation Right may be exercised independently of any Stock Option by an Optionee from time to time, in whole or in part, to the extent then exercisable by delivering written notice to the Committee of his or her intent to exercise the Stock Appreciation Right with respect to a specified number of shares. Upon exercise of a Stock Appreciation Right, the amount realized by the Optionee may be payable, in the discretion of the Committee, in the form of shares of Common Stock valued at their then Fair Market Value or cash or a combination of Common Stock and cash. The amount of cash or number of shares payable upon exercise of a

Stock Appreciation Right, as determined by the Committee, will be delivered to the Optionee upon receipt of such notice and receipt of payment for, or withholding of, applicable taxes.

     8.4 Withholding

     In each case where an Optionee shall exercise a Stock Option and/or Stock Appreciation Right, in whole or in part, the Company shall notify the Optionee of the amount of withholding tax, if any, which must be paid under federal, state and local law. The Company shall, in the discretion of the Company, but with the consent of the Committee, arrange for payment for such withholding taxes in any one or combination of the following ways: (i) acceptance of an amount in cash paid by the Optionee, (ii) deduction of amounts for withholding taxes from Optionee's regular salary payments, (iii) deduction of amounts for withholding taxes from amounts of cash payable to Optionee upon exercise, (iv) reduction in the number of shares to be issued pursuant to such exercise by that number of shares having a Fair Market Value equal to the amount the Company is required to withhold and/or (v) acceptance of whole shares of Common Stock already owned by the Optionee having a Fair Market Value equal to the amount the Company is required to withhold. If the full amount of the withholding tax is not recovered in the above manner, the Optionee shall, forthwith upon receipt of notice, remit the deficiency to the Company. No shares acquired pursuant to exercise of a Stock Option or Stock Appreciation Right shall be issued or delivered to an Optionee until all applicable withholding taxes shall have been satisfied in full.

     8.5 Delivery of Shares and/or Cash

     As soon as practicable after each exercise and upon compliance by an Optionee with all applicable conditions, the Company will issue and deliver by mail, or cause delivery by mail to the Optionee at the address specified, the number of shares of Common Stock and/or the Company's check for the amount of cash which the Optionee is entitled to receive (subject to reduction for withholding tax as provided in Section 8.4 hereof) under the provisions of the Plan and the Award Agreement. Such shares, and any certificates issued to evidence such shares, shall be registered in the name of the Optionee or such other person or entity as the Optionee shall specify in writing at the time such options are exercised.

     8.6. Authorization of Other Procedures

     The Committee is authorized to establish procedures in order to facilitate the sale by an Optionee of a sufficient number of shares of Common Stock purchased under the Plan to pay the purchase price of such shares and to facilitate the delivery of shares of Common Stock purchased hereunder.

ARTICLE IX. MISCELLANEOUS

     9.1 General Restriction

     Any Award granted under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that any listing or registration of the shares of Common Stock or any consent or approval of any governmental body, or any other agreement or consent is necessary or desirable as a condition of the granting of a Stock Option or issuance of shares of Common Stock or cash in satisfaction of the exercise of an Award, such grant of a Stock Option or issuance of shares of Common Stock may not be consummated unless such requirement is satisfied in a manner acceptable to the Committee.

     9.2 Awards to Executive Officers

     For the purposes of the Plan, and notwithstanding any provision of the Plan to the contrary, the selection of Executive Officers to receive Awards, and decisions concerning the timing, pricing, and amount of Awards to Executive Officers, shall be made solely by the Committee in its discretion. The Committee shall receive and review recommendations of the CEO relating to Executive Officers other than the CEO under the Plan, but shall not be bound by such recommendations and may initiate action under the Plan with respect to Executive Officers although not initiated by the CEO.

     9.3 Non-Assignability

     No Stock Option or Stock Appreciation Right granted under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, any Stock Option or Stock Appreciation Right shall be exercisable only by such individual. No assignment or transfer of a Stock Option or Stock Appreciation Right, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Stock Option or Stock Appreciation Right shall terminate and become of no further effect.

     9.4 Investment Representation

     Each Award Agreement may provide that the Optionee or recipient shall deliver to the Committee, upon demand by the Committee, at the time of any exercise of any Stock Option or Stock Appreciation Right for which the Committee elects to issue shares of Common Stock a written representation that the shares to be acquired are to be acquired for investment and not for resale or with a view to the distribution thereof. Upon such demand, delivery of such representation prior to delivery of any shares shall be a condition precedent to the right of the Optionee or such other person to acquire any shares.

     9.5 No Right to Employment

     Nothing in the Plan or in any agreement entered into pursuant to it shall confer upon any Optionee or Eligible Participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such Participant.

     9.6 Non-Uniform Determinations

     The recommendations of the CEO and the Committee and the determinations of the Board and the Committee under the Plan (including without limitation the respective determinations or recommendations of the persons to receive an Award, the form, amount and timing of such Awards and the terms and provisions of such Awards) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, an Award under the Plan, whether or not such persons are similarly situated.

     9.7 No Rights as Shareholders

     Recipients of Stock Options and/or Stock Appreciation Rights under the Plan shall have no rights as shareholders of the Company with respect thereto unless and until shares of Common Stock are issued to them.

     9.8 Adjustments of Stock Options and Stock Appreciation Rights

     In the event of any change or changes in the outstanding Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any rights offering to purchase a substantial amount of Common Stock at below Fair Market Value or of any similar change affecting the Common Stock, any of which takes effect after the first grant of an Award under the Plan, the Committee may, in its discretion, appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Stock Options and/or Stock Appreciation Rights theretofore granted under the Plan, the Option Price of such Stock Options or Stock Appreciation Rights, and any and all other adjustments deemed appropriate by the Committee to prevent substantial dilution or enlargement of the rights granted to an employee in such manner as the Committee shall deem appropriate.

     9.9 Options and/or Stock Appreciation Rights Not A Bar to Corporate Event

     The existence of the Stock Options and/or Stock Appreciation Rights granted hereunder shall not affect in any way the right or the power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

     9.10 Amendment or Termination of the Plan

     The Board may at any time terminate the Plan or any part thereof and may from time to time amend the Plan as it may deem advisable; provided, however, that without shareholder approval, the Board may not (i) increase the aggregate number of shares of Common Stock which may be issued under the Plan (other than increases permitted under Paragraph 9.8 hereof), (ii) extend the term of the Plan, or (iii) extend the period during which Stock Options or Stock Appreciation Rights may be exercised. The termination or amendment of the Plan shall not, without the consent of an Optionee, affect such Optionee's rights under a previous grant of Stock Options or Stock Appreciation Rights.

ARTICLE X. EFFECTIVE DATE OF THE PLAN; CONTINGENT EFFECTIVENESS

     The Plan became effective on the closing on the initial public offering by the Company of shares of Common Stock in a transaction registered under the Securities Act of 1933 on Form S-1. The effectiveness of the amendment and restatement of the Plan is conditioned upon approval, at a regular or special meeting at which a quorum is present and votes, by the holders of a majority of the securities of the Company present or represented at such meeting and entitled to vote with respect to the Plan.

ARTICLE XI. TERMINATION OF PLAN

     The Plan shall expire on January 1, 2007.

ARTICLE XII. RULE 16B-3 COMPLIANCE

     It is intended that, unless the Committee shall determine otherwise, the Plan comply with Rule 16b-3 and that all interpretations of the Plan relating to Executive Officers shall be consistent with such Rule and the Exchange Act. In order to maintain compliance with such Rule and the Exchange Act and to facilitate and promote the conformity of the transactions of Executive Officer participants under the Plan with such Rule, the Committee may adopt such rules and policies as it deems advisable, including, but not limited to, rules and policies restricting the timing of a surrender of a Stock Option for cash or of an exercise of a Stock Appreciation Right for cash or of the reduction in the number of shares to be issued pursuant to the exercise of a Stock Option pursuant to Section 8.4 hereof and elections with respect thereto.

ARTICLE XIII. SECTION 162(M) COMPLIANCE

     It is intended, unless the Committee shall determine otherwise, that the Plan comply with Section 162(m), and that all interpretations of the Plan relating to Executive Officers who are "covered employees" as defined in Section 162(m) shall be consistent with such Section. In order to maintain compliance with such Section, the Committee may adopt such rules and policies as it deems advisable.

                         ALLEGHENY LUDLUM CORPORATION
               VOTING INSTRUCTION CARD FOR 1996 ANNUAL MEETING

                       Personal Retirement Account Plan
                           Retirement Savings Plan
         Savings and Security Plan of the Special Materials Division
          Savings and Security Plan of the Tubular Products Division

Solicited on Behalf of the Board of Directors of Allegheny Ludlum Corporation

The undersigned hereby directs the Trustee of the above Plans to vote the full number of shares of Common Stock allocated to the account of the undersigned under the Plans, at the Annual Meeting of Shareholders of Allegheny Ludlum Corporation on May 17, 1996, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in its discretion, upon such other matters as may properly come before such meeting.

YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED.

THIS VOTING INSTRUCTION CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" ALL PROPOSALS.

               Please vote, date and sign on the reverse side.

                             FOLD AND DETACH HERE

(continued from reverse side)

                                                      Please mark
                                                      your votes as  [X]
                                                      indicated in
                                                      this example


The Board of Directors recommends a vote FOR each of the following Items:

A. Election of Directors.

        FOR                 WITHHELD
all nominees (except    from all nominees
    as indicated)
        [ ]                    [ ]


A. Election of Robert P. Bozzone, C. Fred Fetterolf, Anne Pol, Richard P. Simmons and Steven C. Wheelwright as Class III directors.

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows:

------------------------------------------------------------------------.)




B. Approval of Director Stock        C. Approval of Amended
   Compensation Plan.                   Performance Share Plan.

   FOR    AGAINST    ABSTAIN            FOR    AGAINST    ABSTAIN
   [ ]      [ ]        [ ]              [ ]      [ ]        [ ]



D. Approval of Amended               E. Selection of Auditors.
   Option Incentive Plan.

   FOR    AGAINST    ABSTAIN            FOR    AGAINST    ABSTAIN
   [ ]      [ ]        [ ]              [ ]      [ ]        [ ]


                                            DATE:                      , 1996
                                                  ---------------------

                                             ---------------------------------
                                                        (Signature)

                                             Please sign EXACTLY as your name
                                             appears on the left.

                             FOLD AND DETACH HERE

                         ALLEGHENY LUDLUM CORPORATION

                       Personal Retirement Account Plan
                           Retirement Savings Plan
         Savings and Security Plan of the Special Materials Division
          Savings and Security Plan of the Tubular Products Division

                                                          March 20, 1996

Dear Participant:

  Enclosed you will find a copy of the Allegheny Ludlum Corporation 1995 Annual Report, a Notice of the 1996 Annual Meeting of Shareholders and Proxy Statement, a voting instruction card (above), a postage-paid return envelope addressed to Mellon Bank, N.A., as Trustee of each of the above-named Plans, and a postage-paid ticket request card.

  As a participant in one of the Plans, you have the right to direct the Trustee as to the manner in which voting rights will be exercised at the meeting with respect to the full number of shares of Common Stock of the Company allocated to your Plan account and shown on the above voting instruction card. Your directions to the Trustee will be held in complete confidence by the Trustee except as may be necessary to meet legal requirements. The Trustee will vote shares for which no participant instructions are received in the same proportion as shares for which participant instructions have been received. The Trustee will also exercise its sole discretion in voting or not voting fractional shares.

  The enclosed Proxy Statement contains detailed information concerning voting at the Annual Meeting and the matters that will be acted upon. You are encouraged to read the enclosed materials carefully and to exercise your right to direct the Trustee how to vote your Plan shares.

  You must complete and sign the above voting instruction card, and it must be received by the Trustee by May 14, 1996 in order to have your shares under the Plan voted at the meeting.

  You will also receive proxy solicitation materials, including a proxy card, from the Company if you own shares of Common Stock that are not held by the Trustee under the Plan. In order to vote your non-Plan shares, you should complete and sign the proxy card and return it to the Company.

                                           Very truly yours,

                                           /s/ B. A. McGillivray

                                           B. A. McGillivray
                                           Plan Administrator

                         ALLEGHENY LUDLUM CORPORATION
                        PROXY FOR 1996 ANNUAL MEETING

Solicited on Behalf of the Board of Directors of Allegheny Ludlum Corporation

The undersigned hereby appoints J. L. Murdy, Jon D. Walton and Mary W. Snyder or any of them, each with power of substitution and revocation, proxies or proxy to vote all shares of Common Stock which the undersigned is entitled to vote with all powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Allegheny Ludlum Corporation on May 17, 1996, and any adjournments thereof, upon the matters set forth on the reverse of this card, and, in their discretion, upon such other matters as may properly come before such meeting.

SHAREHOLDERS ARE REQUESTED TO COMPLETE, DATE AND SIGN THIS PROXY CARD AND TO RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION TO THE CONTRARY IS INDICATED, IT WILL BE VOTED "FOR" ALL PROPOSALS.


               Please vote, date and sign on the reverse side.




                             FOLD AND DETACH HERE

(continued from reverse side)

                                                      Please mark
                                                      your votes as   [X]
                                                      indicated in
                                                      this example


The Board of Directors recommends a vote FOR each of the following Items:

A. Election of Directors.

        FOR                 WITHHELD
all nominees (except    from all nominees
    as indicated)
        [ ]                    [ ]


A. Election of Robert P. Bozzone, C. Fred Fetterolf, Anne Pol, Richard P. Simmons and Steven C. Wheelwright at Class III directors.

(To withhold authority to vote for any nominee(s), write the name(s) of the nominee(s) in the space that follows:

------------------------------------------------------------------------.)




B. Approval of Director Stock        C. Approval of Amended
   Compensation Plan.                   Performance Share Plan.

   FOR    AGAINST    ABSTAIN            FOR    AGAINST    ABSTAIN
   [ ]      [ ]        [ ]              [ ]      [ ]        [ ]



D. Approval of Amended               E. Selection of Auditors.
   Option Incentive Plan.

   FOR    AGAINST    ABSTAIN            FOR    AGAINST    ABSTAIN
   [ ]      [ ]        [ ]              [ ]      [ ]        [ ]


                                            DATE:                      , 1996
                                                  ---------------------

                                             ---------------------------------

                                             ---------------------------------
                                                 (Signature or Signatures)

                                             Please sign EXACTLY as your name
                                             appears on the left. When signing
                                             as a fiduciary or corporate
                                             officer, give full title. For
                                             joint accounts, please furnish
                                             both signatures.


                             FOLD AND DETACH HERE

                     [LOGO ALLEGHENY LUDLUM CORPORATION]



Dear Shareholder:

  Enclosed are materials relating to Allegheny Ludlum Corporation's 1996 Annual Meeting of Shareholders. The Notice of the Meeting and Proxy Statement describe the formal business to be transacted at the meeting.

  Your vote is important to us. Please complete, sign and promptly return the attached proxy card in the accompanying postage-paid envelope whether or not you expect to attend the meeting.



                                /s/ Jon D. Walton

                                Jon D. Walton
                                Vice President--General Counsel and Secretary